EXHIBIT 4.3

AMENDED AND RESTATED

LEASE

BETWEEN

Formosa Mountain Ltd. (the “Landlord”)

AND

2323414 Alberta Ltd. (the “Tenant”) AND

CannaPharmaRX Inc. (the “Indemnifier”)

1

THIS AMENDED AND RESTATED LEASE (this “Lease”), dated effective January 1, 2025, is made by the Landlord and the Tenant.

WHEREAS, the parties entered into that certain Lease Agreement dated January 1, 2022 (the “Previous Lease”);

WHEREAS, the Landlord desires to modify the terms of the Lease to provide more flexibility to the Tenant to remain current in its obligations under the Lease; and

WHEREAS, the Tenant desires such flexibility, the parties hereby amend and restate the Previous Lease in its entirety, and in consideration of the rents, covenants and agreements contained in this Lease, covenant and agree as follows:

ARTICLE 1

BASIC TERMS AND DEFINITIONS

1.1	Basic Terms

(a)	(i)	Landlord:	Formosa Mountain Ltd.

	(ii)	Address of Landlord:

831 S Lake ST., Los Angeles, CA 90057

(b)	(i)	Tenant:	2323414 Alberta Ltd.

	(ii)	Indemnifier:	CannaPharmaRX Inc.

	(iii)	Address of Tenant and Indemnifier:

Suite 3600, 888 3rd Street SWCalgary, AB T2P 5C5

(c)	Lands:		4439 Township Road 304Mountain View Country, AB(the whole as outlined in black on the plan attached as Schedule A) forming part of the Greater Lands.

(d)	Area of Building:		55,000 Square Feet

(e)	(i)	Term:	Seventeen (17) Years, plus the part of the month, if any, from the seventeenth (17th) anniversary of the Commencement Date to the end of the month in which the Commencement Date occurs.

	(ii)	Commencement Date:	January 1, 2025.

	(iii)	Expiry Date:

Seventeen (17) years after the Commencement Date (unless the Commencement Date is not the first day of a month, in which case the Term shall expire Seventeen (17) years after the last day in the month in which the Commencement Date occurs).

(f)			Basic Rent: $125,000.00 CAD monthly. This is a “Triple Net” Lease.

2

(g)	Lease Deposit:	One Million Two Hundred and Fifty Thousand

($1,250,000.00) Dollars (the “Lease Deposit”), which is to be paid to the Landlord upon the execution of this Lease and become the absolute property of the Landlord to be applied and held as provided in this Lease. This reflects an initial Lease Deposit due at the initial signing that was never paid by the Tenant.

(h)	Extension Term:	Two (2) Extension Terms of Five (5) Years Each
(i)	Permitted Use:

Tenant shall be permitted to use the Premises (as hereinafter defined) for a fully licensed cannabis manufacturing facility and, subject to Tenant having obtained the Landlord’s prior written consent (not to be unreasonably withheld), any legal ancillary use permitted by its authorizing license from Health Canada, the province of Alberta and any municipal permits, and for no other purpose whatsoever.

1.2 Definitions

In this Lease, the following terms shall have the following meanings:

(a)	“Additional Rent” means all amounts, other than Basic Rent, to be paid by the Tenant to the Landlord pursuant to this Lease.

(b)	“Applicable Laws” or “Laws” means: (a) all statutes, laws, bylaws, codes, regulations, rules, ordinances, orders, permits, licenses, guidelines, notices, protocols, policies, directions, and other requirements or requests of any governmental, quasi-governmental, or other public authority having jurisdiction in force from time to time; (b) all industry guidelines, protocols, best practices, or other established standards, whether mandatory or otherwise, in existence from time to time and which pertain to the Tenant’s Permitted Use; and (c) all regulations, rules, ordinances, orders, guidelines, notices, protocols, policies, directions, rules, best practices, or other requirements or established standards of the Landlord or Tenant’s insurer and/or the Insurers Advisory Organization or similar body in existence from time to time.

(c)	“Architect” means the independent and reputable architect or engineer from time to time appointed by the Landlord.

(d)	“Authorities” means all federal, provincial, municipal and all other governmental authorities, or any department, agency, board or office thereof or any board of fire insurance underwriters or any other agency or source whatsoever having jurisdiction over the Lands.

(e)	“Basic Rent” means the rent specified in Section 1.1(f) during the Term set out in Section 1.1(e), and during any exercised Extension Term means the Basic Rent determined in accordance with Section 18.1.

(f)	“Building” means collectively the building, improvements, structures, and facilities, including parking facilities, driveways, paved areas, and landscaped areas, erected or to be erected on or under the Lands and all expansions, alterations, additions and relocations thereto within, upon or under the Lands.

3

(g)	“Building Systems” means at any time: (i) all heating, ventilating and air-conditioning and other climate control systems and other systems, services, installations and facilities installed in or servicing the Building including, without limitation, the following systems, services, installations and facilities: elevators and escalators, mechanical (including HVAC), plumbing, sprinkler, drainage and sewage, electrical and other utilities, lighting, sprinkler, life safety (including fire prevention, communications, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing and music; (ii) all machinery, appliances, equipment, apparatus, components, computer software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them; and (iii) all Landlord owned or controlled telecommunications facilities, pathways, installations and equipment located in or about the Building.

(h)	“Capital Repair or Replacement” means, any repair or replacement to the roof, roof membrane, parking facilities, HVAC, Building Systems, or any part, system, equipment, component or feature thereof, where the total of the costs and expenses required to carry out such repair or replacement, or series of repairs or replacements, would or should, pursuant to generally accepted accounting principles (“GAAP”) or international financial reporting standards (“IFRS”), in each case applied to the commercial real estate industry, normally be amortized over the normal useful life of said repair and replacement, except if pursuant to such principles the cost thereof is entirely expensed within the year in which said repair or replacement was made;

(i)	“Capital Tax” means the amount determined by multiplying each of the “Applicable Rates” by the “Capital” and totaling the products; it being agreed that Landlord shall act reasonably and equitably in determining any Capital Tax payable hereunder. “Capital” is the amount of capital which the Landlord determines, without duplication, is invested from time to time by the Landlord, the owner(s) of the Building (including any interest in the Building), any company related to the Landlord or the owner(s) within the meaning of the Income Tax Act (Canada), or all of them, in doing all or any of: acquiring, developing, expanding, redeveloping and improving the Building. Capital will not be increased by any financing or re- financing except to the extent that the proceeds are invested in doing all or any of the foregoing. “Applicable Rate” is the capital tax rate specified from time to time under any law which imposes a tax in respect of the capital of corporations and for greater certainty includes Large Corporations Tax levied under the Income Tax Act (Canada) as amended from time to time. Each Applicable Rate will be considered to be the rate that would apply if each of the Landlord, the owner(s) of the Building and the related companies referred to above were taxable corporations that employed no capital outside the province in which the Building is located.

(j)	“Change of Control” means, in the case of any corporation, the transfer and/or issue by sale, assignment, subscription, transmission on death, granting of or realization upon a security interest, operation of law, or otherwise, of any shares, voting rights, or other interest in such corporation (or any affiliated corporation as existing from time to time as defined in the Business Corporations Act, RSA 2000, C B-9), whether legal or beneficial, unless such change occurs as a direct result of trading in the shares of a public corporation listed on a recognized stock exchange in Canada or the United States. Change of Control also includes any transaction that would result in the individual or individuals exercising day-to-day control over the corporation, its parent, its parent’s parent, or any other corporation that is related as a parent to any corporation or corporations or series of corporations related to each other in a chain of parent and subsidiary relationships and which the corporation is a subsidiary. In the case of a partnership, Change of Control means the admission of a new partner, the exit of an existing partner, a change in the percentage interests of the partnership, or a Change of Control of any of the partners or any company affiliated with a partner who is a corporation. Change of Control further includes any other transaction or occurrence (including expropriations and transfer by operation of law) which results in or may result in a change in the identity of the person having use or occupancy of all or any part of the Premises. A Transfer includes a transfer of either the legal or beneficial ownership.

4

(k)	“Commencement Date” means the date set out in Section 1.1(e)(ii).

(l)	“Greater Lands” means the lands legally described as:

FIRSTLY MERIDIAN 5 RANGE 4 TOWNSHIP 30 SECTION 20 QUARTER NORTH EAST CONTAINING 64.7 HECTARES (160 ACRES) MORE OR LESS EXCEPTING THEREOUT: PLAN NUMBER HECTARES (ACRES) MORE OR LESS ROAD 9110540 1.08 2.66 SUBDIVISION 1210814 4.23 10.45 EXCEPTING THEREOUT ALL MINES AND MINERALS

SECONDLY PLAN 1210814 BLOCK 1 LOT 2 EXCEPTING THEREOUT ALL MINES AND MINERALS AREA: 2.81 HECTARES (6.94 ACRES) MORE OR LESS

(m)	“Environmental Laws” means Laws, notices, guidelines, guidance notes, policies and directives, now or at any time hereafter in effect, made or issued by any Authorities or any other agency or source whatsoever, regulating, relating to or imposing liability or standards of conduct concerning the natural or human environment (including air, land, surface water, groundwater, the natural or human environment, and real and personal property), public or occupational health and safety and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise. Such laws include Laws related to public or occupational health and safety and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise.

(n)	“Event of Default” has the meaning set out in Section 11.1.

(o)	“Expiry Date” means that date which results in the Term including the number of Lease Years set forth in Section 1.1(e)(iii).

(p)	“Extension Term” means the extension term set out in Section 1.1(h).

5

(q)	“Hazardous Substances” any contaminant, pollutant, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, hazardous waste or any similar substance (meaning any form of matter, energy, or other thing or material of any kind or nature whatsoever whether man-made or natural) or mixture of substances. The foregoing includes but is not limited to all substances designated from time-to-time by one or more Authority as being or having the potential to be hazardous to human health and safety or the health and safety of animals or as otherwise being or having the potential to be hazardous or harmful to the environment, all whether alone or when combined with one or more other substances. The term “Hazardous Substance” further includes, but is not limited to, any substance or mixture of substances that is (or exhibits characteristics consistent with a material that is) flammable, reactive, explosive, radioactive, corrosive, or toxic. Asbestos, radon, urea formaldehyde foam insulation, PCB’s, mold, mildew, microbial growth, mycotoxins, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity or birth defects, pollutants, contaminants, hazardous wastes, toxic substances, mold, fungus, bacteria, viruses, petroleum and petroleum products, substances regulated under any Environmental Law or regulation now or hereafter enacted or promulgated by any Authority, and all or related materials, are each a Hazardous Substance, but without in any way limiting the scope of the definition of “Hazardous Substance”. An item that is discovered or determined to be a Hazardous Substance at any time during the Term or thereafter is retroactively a Hazardous Substance for the whole of the Term (inclusive of renewals and extensions) but excluding the period prior to the Tenant’s occupation of the Premises.

(r)	“HVAC” shall mean heating, ventilation and air conditioning equipment.

(s)	“Lands” means the lands described in Section 1.1(c).

(t)	“Landlord” means the party named in Section 1.1(a)(i) and its successor and assigns.

(u)	“Lease” means this instrument and all Schedules attached hereto and all amendments and extensions made hereto from time to time executed by the parties hereto.

(v)	“Lease Year” means:

(i)	in the case of the first Lease Year, the period beginning on the Commencement Date and ending upon expiry of:

(A)

if the Commencement Date occurs on a date other than the first day of the month, the broken portion of the calendar month from the Commencement Date to the end of the month in which the Commencement Date occurs; plus

(B)	a full consecutive twelve (12) calendar month period following the Commencement Date and expiry of the period, if any, set out in subparagraph 1.2(v)(i)(A) immediately above; and

(ii)	in the case of each subsequent Lease Year, full consecutive twelve (12) calendar month periods.

(w)	“Market Rent” has the meaning set out in Section 18.1.

(x)	“Mortgage” means any mortgage or charge of or on the estate or interest of the Landlord in the Premises or any portion thereof and includes any debenture, deed of trust and mortgage securing bonds or debentures and any similar instruments resulting from any financing, refinancing or collateral financing, any renewals or extensions thereof, from time to time placed or registered by the Landlord or any Mortgagee against or in respect of the Premises.

6

(y)	“Mortgagee” means a mortgagee, encumbrance or charge under a Mortgage and includes, without limitation, any trustee for bond holders or under a trust deed, bond holders, debenture holders or secured creditors.

(z)	“Notice” has the meaning set out in Section 17.1.

(aa)	“Permitted Use” has the meaning set out in Section 1.1(i).

(bb)	“Person” means any individual, partnership, corporation, trust, trustee or other entity or any combination of them.

(cc)	“Premises” means the premises leased to the Tenant by this Lease, consisting of the Lands and the Building.

(dd)	“Prime Rate” means the annual rate of interest announced from time to time by the Canadian chartered bank chosen by the Landlord as the daily rate of interest used by such bank as a reference rate in setting rates of interest for Canadian dollar commercial loans and commonly referred to by such bank as its Canadian “prime rate”, all as determined by the Landlord from time to time acting reasonably.

(ee)	“Real Property Taxes” means all real estate taxes, general taxes, local improvement rates, school taxes, levies, rates, duties, business taxes, assessments and charges from time to time imposed against real property, buildings, structures, parking facilities and improvements by municipal or other governmental authorities having jurisdiction, multi- stage taxes, sales or other like taxes and all taxes, levies, rates, duties, assessments, and charges which may at any time be subrogated therefor or replace the same, but excludes income taxes and any and all penalties and fines assessed or charged against or with respect to any of the foregoing.

(ff)	“Rent” means the rent referred to in Article 5 and includes all Basic Rent and Additional Rent.

(gg)	“Required Conditions” means that:

(i)	the Tenant is 2323414 Alberta Ltd. or a Permitted Transferee;

(ii)	no Rent is then overdue;

(iii)	the Tenant is not then in default under the terms of this Lease, whether or not any such default is subject to a cure period provided hereunder;

(iv)	the Tenant has not undergone a Change of Control;

(v)	the Tenant is itself in physical occupation of an actively conducting and carrying on business from the whole of the Premises; and

(vi)	there has been no change to the Permitted Use.

7

(hh)	“Sales Taxes” has the meaning ascribed thereto in Section 5.5(b).

(ii)	“Structural Repairs” means any repairs, changes or alterations required to be made to the foundations, concrete or steel columns, bearing walls, roof joists and decking and floor decks or slabs of the Premises.

(jj)	“Tenant” means the party named in Section 1.1(b)(i) and its successors and permitted assigns.

(kk)	“Term” means the term set out in Section 1.1(e)(i).

(ll)	“Transfer” means all or any of the following, whether by conveyance, written agreement or otherwise: (i) an assignment of this Lease in whole or in part; (ii) a sublease of all or any part of the Premises; (iii) the sharing or transfer of any right of use or occupancy of all or any part of the Premises; (iv) any mortgage, charge or encumbrance of this Lease or the Premises or any part of the Premises or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligation; and (v) a Change of Control; and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having use or occupancy of any part of the Premises.

(mm)	“Transferee” means the person or other entity to whom a Transfer is made by the Tenant.

ARTICLE 2

DEMISE

2.1	Demise

Witnesseth that the Landlord, in consideration of the rents, covenants, provisos and conditions hereinafter reserved and contained, has demised and leased, and, by this Lease, demises and leases the Premises to the Tenant. The Tenant accepts this Lease, and the Premises, subject to the conditions, restrictions and covenants herein set forth and contained.

2.2	Acceptance of Premises

The Tenant accepts the Premises and all machinery and equipment thereon in its “as-is, where-is” all faults condition, as of the Commencement Date. The Landlord is not required to obtain any permit, license or approval. The Tenant will obtain any permits or licenses required in connection with its business conducted from, and its use and occupancy of, the Premises. All permits or licenses that are applied for by the Tenant, as well as any cancellation of such permits or licenses, are always subject to the Tenant obtaining prior written consent of the Landlord in respect thereof. Notwithstanding any such consent that may have been given by the Landlord, the Tenant is solely responsible for all costs, charges and expenses relating to such permits or licenses, the Landlord having no responsibility of whatsoever nature in respect thereof. Landlord shall, however, cooperate with Tenant, at Tenant’s sole cost and expense, in obtaining any such consents, licenses, or permits. The Tenant shall not cancel, modify, amend or otherwise alter or allow to lapse any permit without the Landlord’s consent in each instance. All permits and licenses affecting the Premises or its use will be surrendered to the Landlord at the end of the Term.

8

2.3	Permits, Licenses, Approvals, and Zoning

(a)

Before commencing business in the Premises, the Tenant shall deliver to the Landlord: an occupancy permit for the Premises (if required); a business license permitting the Tenant to lawfully conduct the Permitted Use from the Premises; all other licenses and permits required for the Tenant to lawfully conduct the Permitted Use from the Premises; and certificates of insurance evidencing insurance policies required to be carried by the Tenant under the Lease with proof, satisfactory to the Landlord, that such insurance policies are valid. All permits and licenses must be duly issued by the appropriate municipal or planning authority. The Tenant shall not commence its business without first providing the occupancy permit, building license, and all other licenses and permits and approvals required for the Tenant to lawfully conduct the Permitted Use from the Premises. The Tenant shall be solely responsible for obtaining all permits and licenses and approvals and insurance policies and determining whether it has obtained all the proper and required permits, licenses, approvals and insurance.

(b)

The Landlord makes no representations about any existing or future zoning or land use of the Premises or the availability of any or all permits, licenses, or approvals or any of them, and the Tenant is responsible for all investigations required to ensure the same are and will be available. The Tenant shall, in a timely manner so as to satisfy its obligations under this paragraph, apply for, pay for, and obtain all applicable licenses and permits and approvals and insurance policies required for the Tenant to conduct the Tenant’s Work (if any) and carry-out the Permitted Use from the Premises.

(c)

Except as otherwise expressly provided in this Lease, the Landlord has no obligation to demand, review, or assist the Tenant in obtaining any permits, licenses, approvals, and/or insurance policies and no review by the Landlord is to be deemed a waiver of the Tenant’s obligations under this Lease or to be a representation that the Tenant has obtained all necessary permits, approvals, licenses, or insurance or otherwise form the basis of an estoppel against the Landlord.

(d)

The Tenant is solely responsible for any inability to obtain (including future inability to obtain) or any revocation of any permits, approvals, licenses, or insurance (including as a result of the same not being available due to any change of Applicable Laws). The Landlord shall permit the Tenant to make all necessary applications and shall provide the Tenant with information and documentation required for such application as may reasonably be requested by the Tenant; provided the Landlord is entitled to charge the Tenant a reasonable processing fee (not to exceed $500 plus disbursements in each instance) in respect of the same. The Tenant is responsible for ensuring it can conduct its business (both from the Premises and at all), and the Tenant is responsible for compliance with all Applicable Laws. The Tenant bears the risk of any change to Applicable Laws affecting the Premises and/or its business (including zoning and land use changes) and same along with any changes to permits, licenses, and approvals will not frustrate nor terminate this Lease nor result in any abatement in Rent, except where such change is caused intentionally by the Landlord.

9

ARTICLE 3

USE OF PREMISES

3.1	Permitted Use

Subject to Applicable Laws, the Tenant shall, after commencing its use, continuously use the whole of the Premises only for the Permitted Use, and for no other purpose. The Tenant must commence its use from the Premises by the first anniversary of the Commencement Date, or the same is an Event of Default. The Tenant shall operate its business in a reputable manner befitting the reputation and image of the Building, and in strict compliance with all Applicable Laws. The Tenant shall use and occupy and shall cause the Premises to be used and occupied only for the Permitted Use and in strict compliance with all Applicable Laws. The Tenant shall use the Premises in a safe, careful and proper manner. It is the Tenant’s responsibility to ensure that its use from time to time is permitted by and being carried out in accordance with all Applicable Laws. The Landlord has made no representation or warranty to the Tenant concerning any aspect of the Building or the Premises and the Tenant is solely responsible for satisfying itself concerning the suitability of the Premises for their intended use. Except as otherwise expressly provided herein, if due to the Tenant’s use of the Premises, improvements are necessary to comply with any Applicable Law, the Tenant shall be solely responsible for the entire cost thereof without contribution or reimbursement from the Landlord, the whole as more fully set out in Section 6.8. At the Landlord’s request the Tenant shall comply with any Applicable Law or any other reasonable request of the Landlord, including, without limitation, in respect of any energy conservation, waste management, safety, security or other matter relating to the operation of the Lands. Notwithstanding anything herein to the contrary, (i) Landlord hereby agrees it shall not intentionally do or allow to be done anything that contravenes the legal regime for cannabis and would place the Tenant in default or in threat of default under its licenses or the cannabis legislation, and (ii) Landlord shall not obligate Tenant to do anything that contravenes the legal regime for cannabis and that would place the Tenant in default or in threat of default under its licenses or the cannabis legislation.

3.2	Prohibited Uses

The Tenant shall not commit or allow any waste and shall carry on the Permitted Use in strict accordance with all Applicable Laws and the Landlord’s reasonable rules and regulations governing the same. Objectionable odors (including those inherent to cannabis manufacturing and/or its usage and/or storage (including but not limited to as caused by terpenes), which the Tenant acknowledges are “objectionable”) from the Premises shall, at the Tenant’s sole expense, be exhausted, filtered or otherwise managed, in such a manner as to: prevent their affecting the air quality at any adjacent or neighboring properties in a material way (including parts of the Greater Lands that do not form part of the Premises (the “Excluded Greater Lands”)), or short circuiting into any fresh air vents, all in a manner which is compliant with Applicable Laws. If the Landlord reasonably determines that objectionable odors are adversely affecting the air on any adjacent or neighboring properties contrary to Applicable Law (including the Excluded Greater Lands), or short circuiting into any fresh air vents, or forming a legal nuisance to neighboring properties (or a material interference with the Excluded Greater Lands), and the Tenant, upon request by the Landlord, fails to forthwith take whatever steps are necessary to rectify such issue within a reasonable period of time, or if the situation cannot be resolved in compliance with Applicable Laws and to the satisfaction of the Landlord, in its reasonable discretion, the Landlord shall have, the right, but not the obligation, to enter the Premises and rectify the situation and the Tenant shall pay to the Landlord, promptly upon demand, any and all reasonable costs which may be incurred by the Landlord in completing such rectifying work, together with an administration fee of fifteen percent (15%) of such costs. The Tenant shall not use the Premises in a manner which does or could result in excessive demands being placed on the Building Systems; it being acknowledged and agreed, however, that the Tenant and Landlord have consulted on the Tenant’s use of the Premises for the Permitted Use and such use does not in itself and shall not be deemed in itself to violate this paragraph. Notwithstanding the foregoing, Tenant shall indemnify and hold harmless the Landlord (including in respect of all legal fees on a solicitor and his own client basis) related to any claim of nuisance.

10

3.3	Nuisance, Interference, Waste, Overloading

The Tenant shall not cause or allow any act or thing which constitutes a nuisance or which is offensive to or which constitutes a health hazard to the Landlord or any other person (including the occupant of lands outside of the Premises (including the Excluded Greater Lands)) or which interferes with the operation of any Building Systems or with the computer equipment, telecommunication equipment, or other technological equipment of the Landlord or any service providers. The Tenant shall keep the Premises free of debris and other items that might attract rodents or vermin and free of anything of a dangerous, noxious, or offensive nature or which could create a fire, environmental, health or other hazard (including any electromagnetic fields or other forms of radiation) or undue vibration, heat or noise, or any odors that are emitted or exhausted into the air outside of the Building. The Tenant shall not cause or allow any overloading of the floors of the Building or the bringing into any part of the Building of any articles or fixtures that by reason of their weight, use, energy consumption, water consumption or size might damage or endanger the structure or any of the Building Systems. The Tenant shall take reasonable steps to ensure minimal transmission of electromagnetic radiation from the Premises in respect of any particular equipment located within the Premises or elsewhere within, upon or beside the Building but used solely by the Tenant including, without limitation, any rooftop antenna(e). Landlord agrees that marijuana odors do not constitute a nuisance to the Landlord, but Tenant acknowledges such odors may cause a nuisance to other persons.

ARTICLE 4

TERM

4.1	Length of Term

The Tenant shall have and hold the Premises for the Term commencing on the Commencement Date and ending on the Expiry Date, subject to extension or earlier termination in accordance with the provisions hereof.

4.2	Overholding Tenancy

In the event that the Tenant shall hold over after the expiration of the Term hereby granted or any extension thereof without the Landlord’s objection, which may be had in the Landlord’s sole and unfettered discretion, the new tenancy thereby created shall be a tenancy at will and not a tenancy from year to year, and the Tenant shall pay as rent during the time of such occupancy an amount equal to 200% of Rent payable for the last year of the Term (or any applicable extension thereof), and shall be subject to the covenants and conditions herein contained so far as the same are applicable to a tenancy at will. The same is in addition to all Landlord’s other rights and remedies under this Lease.

4.3	Surrender of Premises

The Tenant will, at the expiration or sooner determination of the said Term, or any extension thereof, peacefully surrender and yield up unto the Landlord the Premises in good order and repair and in the same state and condition as required under this Lease during the Term, reasonable wear and tear which does not result in any portion of the Premises not being in good order and repair excepted. The Tenant will deliver the Premises to the Landlord cleaned and sanitized. Except as provided in this Lease, the Tenant is required to and the foregoing will not excuse the Tenant from making any replacement or repair when the same would be made by a prudent owner. Tenant shall ensure that there is no infestation of any kind, mold, fungus, or other plant disease exists anywhere in the Building. The Tenant shall surrender all keys on surrender and provide copies of all plans and passcodes for any security system. The Tenant shall ensure that none of its goods or installations are left in the Premises.

11

4.4	Tenant’s Fixtures

(a)

At the end of the Term, or any extension of the Term, the Tenant, when not in default hereunder, may remove its chattels, supplies, equipment, and trade or tenant’s fixtures. Tenant’s trade fixtures and equipment do not include the items listed in Schedule B which are leased to the Tenant for the term and may not be removed from the Premises.

(b)

All installations, alterations, additions, partitions, and fixtures in, upon or to the Premises, whether placed there by the Tenant or the Landlord shall be the Landlord’s property (other than the Tenant property described under Section 4.4(a)) free and clear of any liens, encumbrances or other interests without compensation therefor to the Tenant, subject in all cases to the Tenant’s rights of removal under Section 4.4(a). Nothing herein shall imply or create any obligation of the Landlord to repair or maintain any installations, alterations, additions, partitions or fixtures or anything in the nature of a leasehold improvement made or installed by or for the Tenant. Notwithstanding anything to the contrary, any Hazardous Substances placed or caused by the Tenant shall not become the property of the Landlord and shall remain the property of the Tenant, unless otherwise elected by the Landlord in writing.

(c)

The Landlord shall have the right upon the termination of this Lease by effluxion of time or otherwise to require the Tenant to remove any alterations or improvements installed by or on behalf of the Tenant or any person for whom the Tenant is responsible after the Commencement Date (other than those approved by the Landlord as standard improvements not requiring removal, which approval shall not be unreasonably withheld by the Landlord) and any trade fixtures, chattels or equipment.

(d)

The Tenant shall make good any damage caused to the Premises by any installation or removal of any installations, alterations, additions, partitions, fixtures, furniture, chattels, or equipment or anything in the nature of a leasehold improvement made or installed by the Tenant.

4.5	Abandonment of Goods

Any chattels, goods, supplies, articles, equipment, materials, effects, and things not removed from the Premises on the expiry of the Term, or any extension thereof, shall be deemed to have been abandoned by the Tenant and the Landlord may thereupon remove and dispose of them, retain them or convey them to a new tenant or otherwise deal with them in any manner whatsoever without compensation or notice to the Tenant whatsoever. The Tenant shall reimburse the Landlord for all costs associated with the removal and disposition of such items which exceed any net proceeds received by the Landlord from the sale of such items plus an administrative fee equal to fifteen percent (15%) of the Landlord’s costs in respect of the same. Landlord may, however, in its sole discretion elect to dispose of all or some of the same as waste, in which case Tenant will be responsible for all Landlord’s costs of the same plus an administrative fee equal to fifteen percent (15%) of the same.

12

ARTICLE 5

RENT

5.1	Basic Rent

The Tenant shall pay to the Landlord Basic Rent in the amount set out in Section 1.1(f) for the respective period of the Term, by equal consecutive monthly instalments in advance on the first day of each month (prorated for any partial months). The area of the Building is not subject to remeasurement.

5.2	Additional Payment and Security Interest

(a)

In connection with entering into this Lease, the Landlord (or its assigns) shall be granted a security interest in any and all licenses and permits of the Tenant and Indemnitor necessary to conduct the business of the Tenant and Indemnitor against payment of the amounts due under this Lease. This security interest will be subject to a separate security agreement between the parties entered into in connection herewith.

(b)

Except as directed by the Landlord, the Tenant shall also pay throughout the Term, at the times and in the manner provided in this Lease, all Additional Rent which shall, except as otherwise provided in this Lease, be payable within ten (10) days of receipt by the Tenant of an invoice, statement or demand for it. Additional Rent includes but is not limited to Landlord’s Capital Taxes, accounting fees, management expense, entity fees capital repairs and replacements (if performed by the Landlord pursuant to the provisions hereof), and Landlord’s insurance obtained and maintained pursuant to the provisions hereof. There will be a fifteen percent (15%) administrative fee added to all such amounts.

(c)	The Landlord shall make a reasonable estimate of the Tenant’s portion of all Real Property Taxes that are applicable to the Lands and Building and improvements thereon.

(d)

The Tenant shall pay all business taxes, utilities, income taxes, GST, pension contributions, payroll taxes (including WBC), and other taxes promptly when due. Should Tenant fail to make such payment, Landlord may, but is not required, to pay the same on the Tenant’s behalf.

13

5.3	Payment of Rent - General

(a)

All payments required to be made by the Tenant pursuant to this Lease shall be paid in lawful money of Canadian Dollars when due, without prior demand and without any abatement, set-off, compensation, abatement, or deduction whatsoever, except as may be otherwise expressly provided herein, and, if payable to the Landlord, at the address of the Landlord set out in Section 1.1(a)(ii) or at such other place as the Landlord may designate from time to time to the Tenant.

(b)

All payments required to be made by the Tenant pursuant to this Lease, except for Sales Taxes, shall be deemed to be Rent and shall be payable and recoverable as Rent, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent.

(c)

The Tenant shall pay to the Landlord all Sales Taxes applicable from time to time, calculated and payable in accordance with Applicable Laws and the Tenant shall pay such amount at the earlier of: (i) the time provided for by Applicable Laws; and (ii) the time such Rent is required to be paid under this Lease. The amount payable by the Tenant on account of Sales Taxes shall be deemed not to be Rent for the purpose of such calculation but in the event of a failure by the Tenant to pay any amount, the Landlord shall have the same rights and remedies as it has in the event of a failure by the Tenant to pay Rent.

(d)

At the Landlord’s request, the Tenant shall make all payments under this Lease by way of a pre-authorized bank debit payment system. Concurrently with the execution and delivery of this Lease by the Tenant to the Landlord, and from time to time throughout the Term, the Tenant shall execute and deliver to the Landlord all pre-authorization documentation as may be requested by the Landlord or as may otherwise be necessary in order to enable the Landlord to debit the Tenant’s bank account on the first day of each and every month throughout the Term.

(e)

If the Commencement Date is not on the first day of the month, the Tenant shall pay Basic Rent and Additional Rent for the period commencing on the 17th anniversary of the Commencement Date until the last day of the month in which the 17th anniversary of the Commencement Date at the rate per day based on a 365 day year equal to the Basic Rent and Additional Rent payable during the last full twelve (12) calendar months in the last Lease Year.

5.4	Utilities

The Tenant shall pay, as Additional Rent, directly to the appropriate person, as the same becomes due respectively, all charges for utilities which, without limiting the generality of the foregoing, shall include sewage, water, gas, heat, electrical power or energy, garbage removal, telephone, steam or hot water used upon or in respect of the Premises, and for fittings, machines, apparatus, meters or other things owned or leased in respect thereof and for all work or services performed by any corporation in respect thereof and for all work or services performed by any corporation or commission in connection with such utilities. The Tenant shall, as of the Commencement Date, have entered into or assumed all contracts (including, by way of example only and without limitation, the existing solar panel agreement with Potential Storage Limited Partnership) that are required in order for the said utilities to be delivered to the Premises without any interruption. The Tenant’s failure or refusal to enter into the solar panel agreement on or before the Commencement Date an Event of Default for which there is no cure period. TENANT ACKNOLEDGES THAT LANDLORD SHALL HAVE NO OBLIGATIONS OR EXPENSES WITH RESPECT TO THE CARRYING OF THIS PROPERTY. TENANT COVENANTS TO PAY FOR ALL LANDLORD COSTS.

14

5.5	Business Taxes and Sales Taxes

(a)

The Tenant shall pay, as Additional Rent, or cause to be paid, as Additional Rent, directly to the person entitled to receive the same, when due, all business and other rates, taxes and assessments, of whatsoever description, that are imposed upon or in respect of, and become due and payable in respect of, the Tenant’s occupancy of the Premises or in respect of the personal property or business of the Tenant located therein or conducted thereon or therefrom. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for any taxes personal to the Landlord such as, but not limited to, income tax, corporation taxes, inheritance tax, profit taxes, excess profit taxes, capital gains taxes, place of business taxes, gross or net income taxes, gross receipts taxes, revenue taxes, payroll taxes, transfer taxes, gift tax or estate tax, succession taxes, franchise taxes, or any penalties or fines incurred as a result of the Landlord’s late payment of same (collectively, “Excluded Taxes”).

(b)

Except for the Excluded Taxes, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes or any other taxes imposed on the Landlord from time to time with respect to Rent payable by the Tenant to the Landlord under this Lease, or in respect of the leasing of the Premises under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise, and not matter when or how imposed (herein called “Sales Taxes”), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant, but shall not derive any net after tax benefit, with respect to any and all Sales Taxes collectible and remittable and payable by the Landlord (other than and except for taxes payable on the income of the Landlord) collectible and remittable and payable by the Landlord and allocated or apportioned by the Landlord to the Premises, acting reasonably. The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or, in the sole discretion of the Landlord, upon demand at such other time or times as the Landlord from time to time determines. Notwithstanding any other provision contained in this Lease to the contrary, the amount payable by the Tenant under this Section 5.5(b) shall be deemed not to be Rent but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

(c)	All amounts under this Lease are plus Sales Taxes.

5.6	Real Property Taxes

The Tenant will, upon demand from the Landlord, pay to the Landlord, no later than fifteen (15) days before Real Property Taxes are due to the municipal or other taxing authority, as Additional Rent, all Real Property Taxes that are imposed or levied against or with respect to, or are attributed and allocated by the Landlord (acting reasonably) to, the Building and the Lands; provided until the Landlord has developed the relevant portion of the Excluded Greater Lands by erecting a building thereon, all Real Property Taxes in respect of the whole or any part of the Excluded Greater Lands and any activities or building thereon will be considered to be fully attributable to the Building and Lands. The Landlord shall at the Tenant’s request and cost, appeal the Real Property Taxes. The Tenant shall pay all costs of the appeal. If the appeal would be heard or concluded after the Term, the Tenant shall assign such appeal to the Landlord.

15

5.7	Interest on Rent in Default

Without waiving any other right of action of the Landlord in the event of default of payment of Rent hereunder, in the event that the Tenant is delinquent, after the dates above appointed, in making any of the payments of Rent or other monies required hereunder (including, without limitation, Sales Taxes), the Tenant shall pay interest thereon at the Prime Rate plus ten percent (10%) per annum from the date any such amount is due and payable until paid, notwithstanding any judgment of any court of competent jurisdiction that may be issued in any intervening period. Interest is payable at the rate above before and after default and termination until final judgement.

5.8	Lease Deposit

The Lease Deposit is to be paid to the Landlord as a Lease Deposit and is not refundable. The Prepaid Rent will not be held in a separate account (trust or otherwise) and shall not accrue any interest in favor of Tenant and any surplus is the property of the Landlord and same is not refundable. The Landlord may set-off any amount owed to the Landlord by the Tenant against such payment whether owed under this Lease or otherwise. For certainty, in the event that the Lease is terminated or disclaimed prior to the credit being granted in accordance with this provision, then, from and after such termination or disclaimer, the Prepaid Rent (or any portion thereof) is irrevocably forfeited to the Landlord and no credit will be given. The Prepaid Rent may be intermingled by the Landlord.

ARTICLE 6

ACCESS, REPAIRS AND IMPROVEMENTS

6.1	Access and Quiet Possession

(a)

The Landlord, and its officers, servants, or agents, shall have full and free access, for inspection purposes upon not less than forty-eight (48) hours prior written notice (except in the event of emergency where no notice is required) and, if the Tenant or a representative is made available by the Tenant for such purposes in the presence of the Tenant or a representative of the Tenant, to any and every part of the Premises, provided that the exercise of such rights shall not unreasonably interfere with the Tenant’s business, it being expressly understood and agreed, however, that in cases of an emergency the Landlord and its officers, servants or agents, shall at all times and for all purposes have full and free access to the Premises without prior written notice and without the Tenant, or a representative of the Tenant, being present.

(b)

If the Tenant pays the Rent hereby reserved and duly and punctually observes and performs the covenants and conditions herein on the part of the Tenant to be observed and performed and subject to the other terms of this Lease, the Landlord shall not interfere with the Tenant’s quiet possession of the Premises; provided that nothing in this Section 6.1(b) shall limit or restrict the rights of inspection or access conferred upon the Landlord pursuant to this Lease including, without limitation, under Section 6.1(a).

(c)

The Landlord, and its officers, servants or agents, shall have full and free access at all times during the Term, over certain agreed upon portions of the Lands, in order to have access to and egress from the land area adjacent to the Lands.

16

(d)

The Landlord acknowledges that the Tenant’s Permitted Use of the Premises specifically relates to cannabis and that, as a result, the Landlord covenants with the Tenant that Landlord’s access (except in cases of emergency) to the Premises shall at all times comply with Applicable Laws and all applicable Authorities, including, without restriction, the specifications and requirements of Health Canada. The Landlord agrees, at the Tenant’s sole cost and expense, to comply with the Tenant’s reasonable requirements with respect to accessing the Premises so as to ensure there shall be no breach of the specifications and requirements of Applicable Laws and all applicable Authorities, including, without restriction, those of Health Canada. The Landlord shall not knowingly cause a default under the Tenant’s licenses; provided Tenant is responsible to inform the Landlord of any such possible default and the Landlord is not required to investigate the same. The Tenant hereby releases and forever discharges the Landlord (including its employees, agents and contractors) from and against any claims, damages, costs or expenses incurred or suffered by Tenant as a result of any emergency access by Landlord.

6.2	Repairs and Maintenance

The Tenant shall, at its own cost and expense, throughout the Term and any extension thereof, maintain, repair, renew, and replace, as and when would a prudent owner, the Premises and Lands (and prior to the Landlord erecting any building on the relevant portion of the Excluded Greater Lands, the Tenant shall also maintain, repair, renew, and replace, as and when would a prudent owner the Excluded Greater Lands), excluding any Capital Repair or Replacement, and every part thereof, in good order and repair (ordinary wear and tear excepted, but subject to repair and replacement as would be made by a prudent owner) as would a prudent owner, and in accordance with all Laws and recommendations of all applicable Authorities having jurisdiction and keep the Premises free of debris and neat and tidy at all times and repair and maintain in good order and operating condition, and replace or rebuild whenever reasonably required the Premises. The Tenant shall cause the operation, maintenance and repair of the Premises to be conducted as would a prudent owner in accordance with manufacturer’s design capacity, specifications and recommendations and a maintenance program approved by the Landlord and by contractors approved by the Landlord, in each case such approval not to be unreasonably withheld. The Tenant shall put in place and keep up to date a detailed maintenance, repair and replacement logbook and make same available to the Landlord for its review, and allow the Landlord to inspect the maintenance, repairs, and replacements performed in accordance with such maintenance program, upon request from time to time. Tenant shall confirm with any requirements that the Landlord may have for the logbook, which will include but not be limited to containing records of the dates of inspections, repairs, and replacements and a receipt for the same. If any Capital Repair or Replacement is required and/or necessary during the Term, the Landlord shall undertake such Capital Repair or Replacement and each relevant year thereafter, the Tenant shall pay to the Landlord as Additional Rent forthwith upon demand being made therefor by the Landlord upon the Tenant, an amount equal to the annual amortization of the cost of such Capital Repair or Replacement, on a straight line to zero basis, over the normal useful life of such Capital Repair or Replacement, all in accordance with GAAP or IFRS except if such Capital Repair or Replacement is charged entirely in the year incurred in accordance such principles plus interest on the unamortized balance equal to the Prime Rate plus two percent (2%). The Landlord shall be responsible, at its sole expense, for all Structural Repairs, excepting any costs or expenses resulting from any damage caused by Tenant or those form who it is responsible for at law, which shall be payable by Tenant to Landlord (together with a fifteen (15%) percent administration fee on the amount of such cost and expense) as Additional Rent forthwith upon demand being made therefor by the Landlord upon the Tenant. Tenant hereby acknowledges and agrees that Landlord (including its employees, agents or contractors) shall be permitted access to the Premises to perform any maintenance, repairs or replacements for which Landlord is responsible under this Lease, and such access (which may include temporary storage of equipment or materials at the Premise, interruption of utilities, and the temporary occupancy of portions of the Premises) shall not constitute a default by the Landlord hereunder so long as Landlord uses commercially reasonable efforts to minimize interruption of the Tenant’s business at the Premises. There will be no compensation or abatement in Rent related to any access. Landlord is not responsible for any damage caused as a result of such access or work.

17

6.3	Notice of Repair or Maintenance

If at any time the Tenant defaults in its obligation of repairing (including replacement) or maintaining the Premises, or any part thereof, in accordance with the requirements of this Lease, the Landlord may give written notice, specifying the matter in respect of which such repair or maintenance is deficient, to the Tenant. If, within fifteen (15) days from the giving of such notice (except in the event of emergency where no notice is required), the default specified in such notice has not been remedied or, if the nature of such default reasonably requires more than fifteen (15) days to remedy and make right, the Tenant has not commenced, or, having commenced, is not diligently completing the remedying of such default, or if such repair or maintenance is not satisfactory to the Landlord, acting reasonably, the Landlord may at its sole option enter upon the Premises and perform such repair or maintenance with the cost and expense thereof to be repaid by the Tenant to the Landlord (together with a fifteen (15%) percent administration fee on the amount of such cost and expense) as Additional Rent forthwith upon demand being made therefor by the Landlord upon the Tenant. In the event of any dispute as to the time necessary to complete any repair or maintenance specified in a notice, the matter will be determined by the Architect. In the event of an issuance of notice under this Section 6.3 and if the default specified in such notice is not remedied by either the Tenant or the Landlord, then, at the election of the Landlord, the Tenant shall pay to the Landlord the cost and expense to remedy the default (together with a fifteen (15%) percent administration fee on the amount of such cost and expense) as Additional Rent forthwith upon demand being made therefor by the Landlord upon the Tenant. In the event of any dispute as to the amount of the cost and expense of remedying the default specified in such notice, the matter shall be determined by the Architect. If at any time the Landlord defaults in its obligation of repairing (including replacement) or maintaining the Premises, or any part thereof, in accordance with the requirements of this Lease, the Tenant may give written notice, specifying the matter in respect of which such repair or maintenance is deficient, to the Landlord. If within forty-five (45) days from the giving of such notice stating with reasonable particularity the nature of such default:

(a)	the default specified in such notice has not been remedied;

(b)

the Landlord has not provided notice to the Tenant that it requires more time to commence to remedy the default due to the location of the Premises or nature of the default, and the Landlord has not thereafter used and continued to use reasonable diligence to cure such default; and

(c)

if the nature of such default reasonably requires more than forty-five (45) days to remedy and make right, the Landlord has not commenced, or, having commenced, is not diligently completing the remedying of such default;

the Tenant may at its sole option perform such repair or maintenance with the reasonable cost and expense thereof to be repaid by the Landlord to the Tenant (together with a fifteen (15%) percent administration fee on the amount of such cost and expense) forthwith upon demand being made therefor by the Tenant upon the Landlord; provided Landlord may still amortize and charge such repair or maintenance to the Tenant less the administrative fee. In the event of any dispute as to the time necessary to complete any repair or maintenance specified in a notice, the matter will be determined by the Architect.

18

6.4	Landlord’s Recovery

In the event that the Landlord shall pay any sum of money due or payable by the Tenant, either at the request of the Tenant, or by reason of any default by the Tenant in performance of its covenants herein contained, the Tenant will, forthwith after notice from the Landlord, repay to the Landlord, as Additional Rent hereunder, the amount paid by the Landlord on the Tenant’s behalf.

6.5	Compliance with Law

The Tenant will, at its own cost and expense, comply promptly with and conform to the requirements of all Laws from time to time or at any time in force during the Term, or any extension thereof, and affecting the condition, equipment, maintenance, use or occupation of the Premises and with every applicable regulation, order and requirement of the Fire Underwriters Survey or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term, or any extension thereof, and, in the event of the default of the Tenant under the provisions of this Section 6.5, subject to applicable notice and cure periods, the Landlord may itself comply with any such requirements as aforesaid, access the Premises in accordance with this Lease to comply with or remedy same, and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were Additional Rent reserved and in arrears under this Lease.

6.6	Nuisance

The Tenant shall not do, suffer or permit to be done any act or thing upon or above the Premises which is or would constitute a nuisance to the occupiers of any lands or premises adjoining or in the vicinity of the said Lands or the said Building or the public generally.

6.7	Pest Control

Tenant shall engage in regular pest control and extermination and maintenance in the Premises. The Tenant shall use commercially reasonable efforts to keep the Premises free of plant diseases, bacteria, viruses, pests, mold, fungus and other similar concerns. The Tenant shall promptly notify the Landlord of any such infestation.

6.8	Advertising

The Tenant shall not construct, erect, place, or install on the outside of the Building, or elsewhere on, in or upon the Premises, any poster, advertising sign or display, electrical or otherwise, without first obtaining the consent, in writing, of the Landlord (such consent not to be unreasonably withheld, conditioned or delayed) and all permits and authorizations required by any municipal or other governmental body or instrumentality of competent jurisdiction.

19

6.9	Alterations, Erections, Etc.

The Tenant shall not make any alterations, additions or improvements to the Premises, without first obtaining the written approval of the Landlord in each instance (which consent shall not be unreasonably withheld, save that any consent relating to the structural elements of the Building, the exterior of the Building, any Building Systems (including for clarity security systems), any portion of the Premises that the Landlord is required to maintain, repair, or replace or Landlord’s ability to do the same, any portion of the Lands or anything that might adversely affect the ability of the Tenant to obtain or keep in full force and effect any permits required to ensure that the Permitted Use can be carried on in the Premises may be withheld by the Landlord in its sole and absolute discretion). Provided however, the Tenant is not required to obtain the Landlord’s prior consent to make any alterations, additions or improvements to the Premises which do not require a building permit and cost less than $80,000 (labor and materials) in the year performed or installed, but this shall in no way derogate from the obligation of Tenant to obtain Landlord’s prior written consent in respect of any alteration, addition, or improvement relating to the structural elements of the Building, the exterior of the Building, any Building Systems (including for clarity security systems), any portion of the Premises that the Landlord is required to maintain, repair, or replace or Landlord’s ability to do the same, any portion of the Lands or anything that might adversely affect the ability of the Tenant to obtain or keep in full force and effect any permits required to ensure that the Permitted Use can be carried on in the Premises. In seeking the written approval of the Landlord, the Tenant shall submit to the Landlord detailed plans and specifications of any proposed alterations, additions, or improvements. The Tenant shall pay to the Landlord the Landlord’s reasonable costs of having its Architect or other professionals examine such plans and specifications and advise the Landlord with respect thereto. In completing any alterations, additions, or improvements, the Tenant shall comply strictly with all Laws and all policies and recommendations of any association of insurance underwriters. The Landlord, as part of its written approval, may require that any alterations, additions or improvements be completed by contractors and/or workmen engaged by the Tenant but first approved by the Landlord (such approval not to be unreasonably withheld). Any and all alterations, additions, and improvements shall be done and completed at the sole cost and expense of the Tenant. All alterations, additions and improvements requiring the approval of the Landlord shall be done in the manner and according to the reasonable terms and conditions, if any, as the Landlord may prescribe in its written approval. It is understood and agreed that any such approval by the Landlord pursuant to this Section 6.9 shall in no way result in any responsibility or liability being imposed on the Landlord, based upon such alterations, additions, or improvements. All alterations, additions and improvements shall be the Landlord’s property without compensation therefor to the Tenant and shall be subject to the terms of this Lease including, without limitation, the provisions of Section 4.4.

6.10	Liens

The Tenant shall keep the Premises, title to the Greater Lands, as well as this Lease free of all liens or claims of lien under the Builders’ Lien Act (Alberta) or otherwise. In the event the Tenant shall fail to discharge any such lien or claim of lien upon, and within ten (10) days of written notice of the same being given by the Landlord to the Tenant, the Landlord, in addition to any other right or remedy, may, but shall not be obligated to, discharge the lien or claim of lien by paying the amount due or the amount claimed (including to the claimant) to obtain a discharge thereof together with a reasonable amount for costs, and the amount paid by the Landlord, together with an administration fee in the amount of fifteen percent (15%) thereof, shall be repaid by the Tenant to the Landlord as Additional Rent forthwith upon demand being made therefor by the Landlord upon the Tenant. In no case shall the Landlord be required to investigate the validity of a lien or claim of lien prior to discharging the same in accordance with this Section 6.10, and no invalidity will impact the Landlord’s actions under this Section or result in any liability of the Landlord for any action taken under this Section. This Section 6.10 shall be applicable to work done and services and materials supplied in respect of alterations, additions, improvements made to, and repairs to and maintenance of, and any other work done on or to or in respect of the Premises (or any other part of the Greater Lands) by, for, at the request of, on the behalf of or with the privity or consent of or for the benefit of the Tenant. The Tenant shall indemnify and save harmless the Landlord from all costs, liabilities, damages and expense pertaining to any lien or claim of lien as dealt with in this Section 6.10. The Tenant shall permit the Landlord to post the Premises and any portion or element thereof with notices under the Builders’ Lien Act (Alberta) to the effect and import that the Landlord is not responsible for the work undertaken by the Tenant on the Premises.

20

6.11	Security System

The Tenant is solely responsible for the operation of any security system. The Tenant shall provide the Landlord with codes and plans for the same. The Landlord has no liability in respect of such systems or codes and Tenant shall indemnify and hold Landlord harmless of any false alarms no matter how caused.

ARTICLE 7

TRANSFERS

7.1	Transfers by Tenant

(a)

Except for a Permitted Transfer, the Tenant shall neither effect nor permit a Transfer without first obtaining the Landlord’s express written consent, such consent to be in the Landlord’s sole and unfettered discretion, in each instance.

(b)	The Landlord’s consent to any Transfer may be conditional based on the following conditions which may be imposed by the Landlord:

(i)

the Transferee must have a third party whose net worth is acceptable to the Landlord, and such third party shall agree with the Landlord on the Landlord’s standard form of Indemnity Agreement, to indemnify the Landlord as a primary covenant to the Lease. The addition of such third party will be without prejudice to the Landlord’s right against the Transferee and the Transferor;

(ii)

the Transferor, Transferee, and Landlord must first enter into and duly execute the Landlord’s standard form of consent to Transfer agreement, which agreement provides that the Transferee shall carry out the Tenant’s obligations under this Lease, and the Transferee and the Transferor shall remain jointly and severally liable under the Lease for all liabilities and obligations of the Tenant under this Lease, regardless of if assumed by the Transferee and regardless of any future Transfer or other act;

(iii)

the Transferor and Transferee first pay the Landlord’s standard administrative fee and legal fees (on a solicitor and his own client basis) not exceeding $1,500 per instance (provided no material amendments to the Lease are required, such as, by way of example and without limitation, amendments with respect to extensions or renewals, allowances, permitted use, or any alterations or work) incurred by the Landlord in reviewing and preparing all the agreements related to the Transfer;

(iv)

if the basic and additional rent to be paid by the Transferee under such Transfer exceeds the Basic Rent and Additional Rent payable by the Tenant hereunder, the amount of such excess shall be paid by the Tenant to the Landlord (net of any expenses incurred by Tenant to obtain such Transfer, including without limitation, legal fees and brokerage commissions). If the Transferor receives from any Transferee, either directly or indirectly, any consideration other than basic rent or additional rent for such Transfer, either in the form of cash, goods or services, the Tenant shall immediately pay to the Landlord an amount equivalent to such consideration, provided that notwithstanding the foregoing, Tenant shall be entitled to any proceeds received by Tenant which are not related to the Premises or the Landlord’s interest under this Lease, such as proceeds related to Tenant’s trade fixtures and goodwill, provided however, any fixtures, equipment or moveable property existing at or installed in the Premises prior to occupancy by Tenant are the exclusive property of Landlord and may not be transferred or sold by Tenant as are any substitution thereof;

21

(v)

if the Transfer is a sublease, the Transferee will agree to waive all statutory or other rights (if any) to apply to a court or to otherwise elect to: (i) retain the unexpired term of the Lease or the unexpired term of the sublease; (ii) obtain any right to enter into any lease or other agreement directly with the Landlord; and/or (iii) otherwise remain in possession of any portion of the Premises, in any case where the Lease is terminated, surrendered, or otherwise cancelled, including any disclaimer, repudiation, surrender, or other termination (each of these transactions, whether or not under a sublease, being referred to as an “Early Termination”) by any trustee in bankruptcy of the Tenant or a Transferee, by any court appointed officer, or by the Tenant or a Transferee in connection with any insolvency proceedings;

(vi)

if there is an Early Termination, each of the Transferee and the Transferor (except if a party that has become the bankrupt or insolvent) to whom the Landlord gives notice within sixty (60) days after the Early Termination, shall be considered to have entered into a lease (or if specified in such notice, an indemnity agreement for such new lease) with the Landlord. If the Landlord gives notice to more than one of the foregoing, then each such person shall enter into the new lease as co-tenants and be jointly and severally liable thereunder. Such new lease is on the same terms and conditions as are contained in this Lease (as relate to future obligations of the Landlord and Tenant and so as to assume responsibility for past and existing obligations and defaults by the Tenant) except that the term of the lease shall commence on the date of the Early Termination and shall expire on the date this Lease would have expired but for the Early Termination;

(vii)

notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial Rent from the Transferor and the Transferee; and

(viii)

in the event of a sublease and Section 7.1(b)(v) not being enforceable, the Transferee shall covenant to pay the Landlord Rent at two hundred present (200%) of the Basic Rent plus all other amounts payable under this Lease if the Transferee exercises its right to possession of the Premises or any part thereof under the Landlord’s Rights on Bankruptcy Act (Alberta) or any similar legislation.

22

(c)

If the Landlord’s consent is given, the Tenant shall complete the Transfer, but only upon the terms set out in the offer submitted to the Landlord pursuant to Section 7.2 and not otherwise. Such Transfer must occur within ninety (90) days after the granting of the Landlord’s consent and then only after: (i) the Transferee enters into an agreement directly with the Landlord and in a form satisfactory to the Landlord, acting reasonably, to perform, observe, and keep each and every covenant, proviso, condition, and agreement in this Lease on the part of the Tenant to be performed, observed, and kept, including payment of Rent, in all cases, to the extent applicable, taking into account partial subleases of the Premises; (ii) the Transferor has duly executed and returned to the Landlord all reasonable documents required by the Landlord; and (iii) the Transferee has paid to the Landlord all reasonable costs incurred by the Landlord with respect to the Transfer. The failure to execute any instrument will, at the Landlord’s election, void the Transfer.

(d)

Subject to this Section 7.1, the Tenant shall pay upon demand by the Landlord, the Landlord’s expenses incurred with respect to any Transfer or proposed Transfer by the Tenant, whether or not the Landlord’s consent to the Transfer or proposed Transfer has been obtained. Tenant and Transferee will be jointly and severally liable for such amount.

7.2	Request of Transfer

Every request for the Landlord’s consent to a Transfer (including notice of a Permitted Transfer, as hereinafter defined) must be in writing and accompanied by: (a) a true copy of the offer or other document creating the Transfer (the whole of each such agreement must be in writing and be exhaustive of the arrangement); (b) a written certification by the Tenant that the offer or other document creating the Transfer is exhaustive of the arrangement creating the Transfer; and (c) all accompanying information available to the Tenant. The Tenant shall also provide all other information reasonably requested by the Landlord of and in respect of the Transferee, Tenant and Transfer. Such information shall include all information that is relevant regarding the responsibility, reputation, financial standing (including net worth), and business of the proposed Transferee. Any request for a Transfer is not effective until the Tenant pays to the Landlord, the Landlord’s reasonable administrative fee and its reasonable estimate of its expenses in considering the Transfer (not to exceed $1,500 in each instance provided no material amendments to the Lease are required, such as, by way of example and without limitation, amendments with respect to extensions or renewals, allowances, permitted use, or any alterations or work), obtaining information related to the Transfer, and reviewing the Transfer. All amounts paid are not refundable.

7.3	Landlord’s Rights

The Landlord shall, within fifteen (15) days after having received such notice and all requested information, notify the Tenant that:

(a)	it consents to the Transfer in accordance with the provisions of this Lease; or

(b)	it does not consent to the Transfer.

7.4	Continuing Obligations of Tenant

(a)

No Transfer is a release and no Transfer will relieve the Transferor or any other party (other than the Landlord) from any of its obligations, including any renewals or extensions of the Term, and notwithstanding any such Transfer, the Transferor shall remain bound by the Lease, and the Transferor shall not be released from performing or observing all of the terms, covenants, and conditions under the Lease throughout the Term, including in the event of the insolvency of the Transferee or any future Transferee and disclaimer of this Lease or any subsequent Transfer or any renewal or extension of the Lease or Term.

(b)	No consent by the Landlord to any Transfer means that the Landlord has consented or will consent to any further Transfer; all future Transfers will remain subject to the provisions of this Article 7.

23

7.5	Corporate Records

Upon the Landlord’s request, the Tenant shall: (a) deliver a statutory declaration by one of its senior officers setting forth the details of its corporate and capital structure; and (b) make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred. Upon the Landlord’s request the Tenant shall provide the Landlord or its representative the Tenant’s articles of incorporation, bylaws, notice of directors and shareholders, and corporate annual registry returns. The Landlord shall keep such information confidential but may disclose same to the Landlord’s agents and advisors.

7.6	No Advertising of the Premises

The Tenant shall not print, publish, post, mail, display, broadcast, or otherwise advertise or offer the whole or any part of the Premises for the purposes of a Transfer (including any Permitted Transfer), and the Tenant shall not permit any broker or other party to do any of the foregoing, unless the complete text and format of any such notice, advertisement, or offer has first received the Landlord’s written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall any such notices or advertisement contain any reference to the Rent payable in respect of the Premises.

7.7	Receipt of Rent

The Landlord’s receipt of Rent or other consideration from a third party is not a waiver of its rights under this Article 7 and will not be deemed an approval of a Transfer. The Landlord’s failure to object to or its otherwise allowing (without a fully executed and unconditional assignment), a third party in possession of the Premises will not be deemed to be an approved Transfer. Neither of the foregoing will excuse the Tenant’s carrying out an unapproved Transfer.

7.8	Permitted Transfers

Notwithstanding anything under this Article 7 to the contrary, Landlord’s consent shall not be required for the following Transfers:

(i)

an assignment of the Lease to an affiliate corporation of the Tenant (within the meaning of the Canada Business Corporations Act) or a partnership composed of affiliate corporations of the Tenant; provided if the affiliate ceases to be an affiliate corporation of the Indemnifier, the same is a Transfer that requires the Landlord’s consent;

(ii)

the Tenant becoming a corporation formed as a result of a merger or amalgamation (within the meaning of the Canada Business Corporations Act) of the Tenant with a corporation or corporations provided that the resulting company has a net worth equal to or greater than that of Tenant and Indemnifier;

(iii)

an assignment to a public corporation or an income trust or similar entity whose shares or units, in each case, are listed on a recognized North American stock exchange and whose net worth is equal to or greater than that of Tenant and Indemnifier;

24

(iv)	the purchaser of all or substantially all of the Tenant’s assets provided that the purchaser company has a net worth equal to or greater than that of Tenant and Indemnifier; and

(v)	a license to any Tenant who will be farming the Excluded Greater Lands (the Tenant having the right to grant the same).

The foregoing permitted transfers, collectively, the “Permitted Transfers.” Notwithstanding the foregoing, all provisions of this Article 7 shall apply to a Permitted Transfer other than Sections 7.1(a) and (b) and 7.3 which shall not apply to Permitted Transfers.

7.9	Assignment by Landlord

The Landlord shall have the right to sell, lease, mortgage, or otherwise dispose of the Lands or any part thereof and to assign this Lease and any interest of Landlord pursuant to this Lease without any restriction. In the event of any such sale, lease, mortgage, disposal, or assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser, tenant, mortgagee, dispose, or assignee has agreed with Landlord in writing to assume the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations accruing from and after the effective date of the transfer in question.

ARTICLE 8

LIABILITY AND INDEMNITY

8.1	Suspension of Services

Without limiting or restricting the generality of the provisions of Section 8.2, the Tenant shall not have nor make any Claim against the Landlord or any of its officers, directors, servants, employees, agents, or other persons for whom the Landlord is responsible, for any Damage which the Tenant may sustain by reason of any suspension, interruption, or discontinuance, in whole or in part from whatever cause arising in utilities supplied to the Premises and in no event shall the Landlord be liable for any injury to the Tenant, its servants, agents, employees, customers, or invitees for any injury or damage to the Premises, the Tenant or its customers caused by the interruption or failure in the supply of any such utilities to the Premises, unless the suspension, interruption, or discontinuance in utilities supplied to the Premises, or such injury or damage, was caused by the gross negligence or willful misconduct of Landlord or any officer, servant or agent of the Landlord while acting within the scope of his duties or employment.

8.2	Claim or Demand

The Tenant shall not have any right to make or institute any claim, demand, action, suit, petition, or proceeding (“Claim”) against the Landlord or any of its officers, directors, servants, agents, or other persons for whom the Landlord is responsible, for detriment, damage, loss, costs, accident or injury (“Damage”), of any nature whatsoever or howsoever caused to the Premises, or to any person or property on or about the Premises, including any structures, erections, aircraft, equipment, materials, supplies, motor or other vehicles, fixtures and articles, effects and things erected, brought, placed, made or being on or about the Premises, unless such Damages is due to the gross negligence or willful misconduct of the Landlord or any officer, servant or agent of the Landlord while acting within the scope of his duties or employment. Notwithstanding the first sentence of this Section 8.2, the Tenant hereby releases the Landlord from any and all such Claims and/or Damages for which the Tenant is required to be insured for under the Lease no matter how caused (including negligence by the Landlord or the persons for whom it is responsible). In addition, and notwithstanding the first sentence of this Section 8.2, the Tenant hereby releases the Landlord from any and all such Claims and/or Damages, no matter how caused, for which the Tenant is actually insured for under this Lease. Each of the foregoing release includes such Claims and/or Damages caused by or contributed to by the gross negligent act or willful misconduct of the Landlord, its agents, and any person whom the Landlord is responsible for under this Lease or at law. Such releases also include all Claims and/or Damages arising, growing out of, or alleged to arise out of the event or loss for which the Landlord is released, and including if the relevant act or omission or the consequences thereof results in a breach of this Lease. For clarity “Claim” includes any matter or matters giving rise to or that could or that is threatened to give rise to a civil, regulatory, or other legal proceeding and includes every civil proceeding in which a person seeks a judgment, or an order made by a court requiring another person to comply with a duty or to pay damages for the violation of a right, as applicable. For further clarity, “Damage” includes one or more of: (i) personal injury or injuries (including death); (ii) property damage; (iii) economic loss or losses; (iv) non-performance of an obligation or obligations; (v) breach of a duty or duties; (vi) a fine or penalty and/or fines and penalties; (vii) an expense and/or expenses; and (viii) all other liabilities and/or damages or losses of every kind or nature whatsoever (including as arises from, relates to, and/or is caused by one or more of the foregoing).

25

8.3	Indemnity

Except to the extent of Landlord’s gross negligence or willful misconduct of Landlord or any officer, servant or agent of the Landlord while acting within the scope of his duties or employment, the Tenant shall at all times indemnify and save harmless the Landlord, and its officers, servants and agents, from and against all Claims and/or Damages by whomsoever made, brought or prosecuted, in any manner based upon, occasioned by or attributable to any one or more of the following:

(a)

any action taken or things done or maintained by virtue, or the exercise in any manner of rights arising hereunder or any breach, violation or non-performance of any covenant or condition in this Lease set forth and contained on the part of the Tenant to be performed or observed;

(b)

any occurrence in, on or at the Premises or the occupancy or use by the Tenant of the Premises and/or any act or omission of any person on the Premises (other than the Landlord) or any use or occupancy of any property in the Premises;

(c)	any act or omission of the Tenant, its officers, employees, agents, contractors, invitees, licensees or by any Person permitted by the Tenant to be on the Premises;

(d)

any act or omission of Tenant or any of the Tenant, its agents, employees, officers, directors, subtenants, licensees, assignees, suppliers, trades, contractors, invitees or any other person for whom the Tenant is legally responsible, or any other person on the Premises or elsewhere on or about the Lands;

(e)	any injury, death or damage to Persons or property of Tenant or any other persons on the Premises or Lands by or with the invitation, license or consent of Tenant caused by any reason whatsoever;

(f)

any damage, destruction or need of repair to any part of the Lands or Building caused by any act or omission of Tenant or any subtenant, licensee, agent, contractor, employee, agent, customer, supplier, trade, officer, director, invitee or other person for whom the Tenant is legally responsible, notwithstanding any other provisions of this Lease; and

(g)

any regulatory, quasi-regulatory, or criminal proceedings related to the Premises, this Lease, or anything done hereunder, all except, in each case, any claims for damage resulting from the gross negligence or willful misconduct of the Landlord or any officer, servant or agent of the Landlord while acting within the scope of his duties or employment.

26

8.4	Hazardous Substances

(a)

The Tenant shall, at its own cost and expense, comply with all Laws from time to time or at any time in force relating to the Tenant, the business of the Tenant and the Premises relating to Hazardous Substances brought upon the Lands (or Greater Lands) by the Tenant or anyone for whom the Tenant is responsible at law and the protection of the environment including, without limitation, all statutes, laws, by-laws, regulations, ordinances and orders regulating the manufacture, use, storage, transportation or disposal of any Hazardous Substances shall immediately give written notice to the Landlord of the occurrence of any event in or on the Premises constituting an offence thereunder or being in breach thereof and shall make, obtain and deliver all reports or studies required by any Authorities having jurisdiction.

(b)

If any Authority having jurisdiction shall require the clean-up of any Hazardous Substances held, released, spilled, abandoned, or placed upon the Premises or released into the environment by the Tenant in the course of the Tenant’s business or as a result of the Tenant’s use or occupancy of the Premises (or its activities on the Greater Lands or any part thereof), then the Tenant shall, at its own cost and expense, prepare all necessary studies, plans, and proposals and submit the same for approval, provide all bonds and other security required by Authorities and carry out the work required and shall keep the Landlord fully informed and provide to the Landlord full information with respect to proposed plans and comply with the Landlord’s reasonable requirements with respect to such plans. The Tenant agrees that if the Landlord determines, in its own sole discretion, acting reasonably, that the Landlord, its property or its reputation, is placed in any jeopardy by the requirement for any such work, the Landlord may itself undertake such work or any part thereof and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were Additional Rent reserved and in arrears under this Lease.

(c)

The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government authority having jurisdiction with respect to the Tenant’s compliance with any and all laws and regulations pertaining to the Tenant, the Tenant’s business and the Premises including without limitation laws and regulations pertaining to any Hazardous Substances and the protection of the environment; and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information on and subject to the condition that all such information will be kept confidential by Landlord (except to the extent required to be released by law or to any lender or prospective purchaser if such lender or prospective purchaser agrees in writing to keep such information confidential).

27

(d)	If at any time:

(i)	notwithstanding the covenant of the Tenant contained in this Section 8.4, in the event that there shall at any time be any Hazardous Substances upon the Premises or Lands, or any part thereof; or

(ii)

there occurs an event in or on the Premises or Lands (including portions of the Greater Lands not occupied by a building) constituting an offence under, or being in breach of, any Laws from time to time or at any time in force relating to the Landlord, the Tenant, the business of the Tenant, or the Premises relating to Hazardous Substances and the Tenant, either alone or with others, causes the happening of such event;

the Tenant shall at its own cost and expense:

(A)

immediately give the Landlord notice to the appropriate effect and thereafter give the Landlord from time-to-time written notice of the extent and nature of the Tenant’s compliance with the provisions of the provisions contained in Sections 8.4(d)(ii)(B) and (C);

(B)	promptly remove any Hazardous Substances from the Premises (or relevant area) in a manner which conforms with all laws and regulations governing the movement of the same;

(C)

if requested by the Landlord, obtain a report at the Tenant’s cost and expense from an independent consultant designated or approved by the Landlord verifying the complete and proper removal thereof from the Premises (and any other area) or, if such is not the case, reporting as to the extent and nature of any failure to comply with the provisions of Sections 8.4(d)(ii)(B) and (C); and

(D)

remedy any damage to the Premises (or other area) caused by an event such as is referred to in either or both of Sections 8.4(d)(i) and (ii) above or by the performance of the Tenant’s obligations under this Section 8.4(d) as a result of the occurrence of either or both of such events.

(e)

If the Tenant shall bring or create upon the Premises (or Greater Lands) any Hazardous Substances or if the conduct of the Tenant’s business or operations shall cause there to be any Hazardous Substances upon the Premises then, notwithstanding any rule of law to the contrary or any other term of this Lease, such Hazardous Substances shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of Hazardous Substances or the goods containing the Hazardous Substances and notwithstanding the expiry or earlier termination of this Lease.

(f)

The obligations of the Tenant hereunder relating to Hazardous Substances shall survive the expiry or earlier termination of this Lease save only that, to the extent that the performance of those obligations requires access to or entry upon the Premises (or remainder of the Greater Lands) or any part thereof the Tenant shall have such entry and access only at such times and upon such terms and conditions as the Landlord may from time to time specify; and the Landlord may, at the Tenant’s cost and expense, itself or by its agents, servants, employees, contractors and subcontractors, undertake the performance of any necessary work in order to complete such obligations of the Tenant; but having commenced such work, the Landlord shall have no obligation to the Tenant to complete such work.

28

(g)	The Landlord shall or has obtained a Phase II ESA prior to the Commencement Date by an independent and reputable expert (the “Landlord’s ESA”). The Landlord’s ESA shall be conclusive with respect to presence of any Hazardous Substances (including any Pre- Existing Contaminants), and Tenant acknowledges that it shall not be permitted to terminate the Lease, and there shall be no abatement of Rent, in the event that the Landlord’s ESA discloses any Pre-Existing Contaminants.

(h)	The Tenant shall obtain a Phase II ESA prior to the end of the Term or earlier termination of this Lease by an independent and reputable expert approved by Landlord, acting reasonably (the “Tenant’s ESA”). The parties acknowledge and agree that, after comparing the Landlord’s ESA with the Tenant’s ESA, there is a material increase from the level of any Hazardous Substances identified and described in the Landlord’s ESA, if any, or if there is a presence of Hazardous Substances that was not present in the Landlord’s ESA (collectively, the “Tenant’s Environmental Contaminants”), then the Tenant’s Environmental Contaminants shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of same or the goods containing the Hazardous Substances to the Premises and notwithstanding the expiry or earlier termination of this Lease, and Tenant shall, without limitation to its obligations with respect to Hazardous Substances under this Article, indemnify and save harmless that Landlord from and against any claims, actions, damages, costs or expenses (including legal fees on a solicitor and his own client bass) with respect to the foregoing.

(i)	The Tenant has no right to enter the Premises after the Term, and the Tenant shall pay the Landlord compensation for any period after the Term it is remediating at no less than overholding rates.

(j)	The Tenant accepts the Premises in an “as is, where is” condition, including with respect to presence of any Pre-Existing Contaminants, provided however, under no circumstance shall Tenant be responsible with respect to, or for any liabilities or obligations relating to, the presence of any Pre-Existing Contaminants arising under Environmental Laws; it being agreed that Tenant shall not be entitled to make any claims against Landlord, and such presence of Pre-Existing Contaminants (if any) shall not be a default under this Lease by Landlord. Except as otherwise Tenant’s responsibility pursuant to the express provisions of this Lease and subject to the last sentence of this grammatical paragraph, the Landlord shall, at its sole cost and expense, (I) be solely responsible with respect to Pre-Existing Contaminants, but such responsibility shall be limited to rectifying and remediating any such conditions identified in any non-compliance notices received from any governmental authority to the extent required by such notice (including, without limitation, if such non-compliance notices are received due to any alterations performed by or on behalf of Tenant in or about the Premises in accordance with this Lease) and (II) be solely responsible for the payment of any applicable fines levied by any governmental authority in connection therewith. Any such rectification and/or remediation by Landlord with respect to Pre-Existing Contaminants shall be at Landlord’s sole cost and expense and performed in a good workmanlike manner in compliance with all Applicable Laws and in a manner which shall, using reasonable efforts, minimize interference with Tenant’s use and enjoyment of its Premises and the business conducted therein. Landlord shall not be responsible for any Hazardous Substances (including Tenant’s Environmental Contaminants) generated, produced, brought upon, used, stored, treated or disposed of by Tenant, its agents, employees, contractors, sublessees or invitees from and after occupancy of the Premises (or any portion thereof) by Tenant; it being agreed that Tenant shall be responsible for any such Hazardous Substances set out in this sentence, at its sole cost and expense.

(k)	“Pre-Existing Contaminants” means any Hazardous Substances existing before occupancy of the Premises (or any portion thereof) by Tenant, whether arising from, or in connection with, a release of Hazardous Substances or any other hazardous substances in, on or under the Premises, Lands, and/or Building by the Landlord or any third parties or any previous tenant(s) of the Premises or any of their respective agents, contractors, employees, invitees or affiliates, other than the Tenant or any persons for whom the Tenant is responsible for at law.

29

ARTICLE 9

INSURANCE

9.1	Insurance

(a)

The Landlord covenants and agrees that throughout the Term, and every extension thereof, it will take out and maintain at Tenant’s sole cost and expense and in the names of the Landlord and any mortgagee designated by the Landlord from time to time and the Tenant, as their respective interests appear, insurance on the Building and all improvements on the Greater Lands against loss or damage by fire and such other risks, hazards or perils as the Landlord, acting reasonably, or its mortgagees, may require to be protected against from time to time to the full extent of their insurable value for replacement cost on a stated amount basis including, without limitation, the following insurance coverage in respect of the Greater Lands and the Building and any other buildings or improvements constructed on the Greater Lands. Such insurance may, but need not, include but may also be in excess of:

(i)

fire insurance with all risk extended coverage including coverage for the foundation of all improvements with malicious damage endorsements and coverage for leakage from sprinklers and fire protection equipment, on a 100% replacement cost basis with a stated amount endorsement (in accordance with Insurance Bureau of Canada (“IBC”) wording with loss payable to the Landlord’s mortgagee by way of an IBC approved mortgage clause, all risk direct damage insurance on the Tenant’s fixtures, improvements and all other contents of the Premises and all parts of the Premises to the full replacement value thereof. Such insurance shall at all times be in an amount sufficient to prevent any coinsurance by the Tenant or the Landlord. In the event that the IBC shall cease to exist, the aforesaid stipulation and approval shall be by the Landlord, acting reasonably, or its mortgagee in its sole discretion. Such insurance shall permit the Building or other improvements on the Lands to be unoccupied for a period of at least thirty (30) days, notwithstanding that same is not permitted under this Lease;

(ii)	flood, earthquake and building by-laws insurance coverage; and

(iii)

comprehensive broad form boiler insurance (if such vessels are required to be inspected pursuant to provincial or federal legislation) including unfired pressure vessels and air-conditioning equipment, if any, including repair and replacement coverage and including use and occupancy coverage, all for an amount satisfactory to the Landlord, acting reasonably, or its mortgagee with loss payable to the Landlord’s mortgagee by way of a Boiler and Machinery Insurance Association mortgage clause acceptable to the Landlord, acting reasonably, or its mortgagee;

30

(iv)

the Landlord may take out and maintain: (I) insurance against loss of rents in an amount equivalent to the Basic Rent and Additional Rent (estimated by the Landlord acting reasonably) payable under this Lease for a period of twelve (12) months and the Tenant shall pay to the Landlord, as Additional Rent, within fifteen (15) days after notice in writing thereof by the Landlord to the Tenant, the costs of all premiums paid or payable in respect of such insurance (without in anyway limiting or reducing the Tenant’s obligation to pay for all other insurance taken out by the Landlord pursuant to the terms of this Lease); and (II) comprehensive general liability insurance with respect to the Landlord’s ownership of the building leased by the Tenant for personal injury or death and damage to property of others in an amount of not less than Ten Million ($10,000,000) Dollars or such increased amount required by the Landlord, acting reasonably, from time to time per occurrence on an inclusive basis.

(v)

the Landlord shall use reasonable commercially efforts to ensure that all of its insurance policies (above) and from time to time shall contain a waiver of subrogation in favor of Tenant and for those whom Tenant is responsible for at law. If the Landlord erects another building on the Greater Lands, it shall apportion its insurance between the Premises and the other building in a commercially reasonable manner, and the Tenant will be responsible only for the portion attributed to the Premises and Lands by the Landlord.

(b)	Tenant’s Effect on Landlord’s Insurance

(i)

Tenant shall not do and shall not cause, suffer or permit to be done or omitted to be done by any of its servants, agents, contractors, persons for whom Tenant is in law responsible or by any person in, on or about the Premises or Greater Lands and shall not permit there to be on the Premises anything which might:

(A)	result in any increase in the cost of any insurance policies of Landlord related to the Greater Lands (including the Premises) or any part or contents thereof;

(B)	result in an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord; or

(C)	be prohibited by any policy of insurance of Landlord in force from time to time in respect of the Premises or any part or contents thereof.

(ii)	If the cost of any insurance policies of Landlord shall be increased as a result of:

(A)	the use or occupancy of the Premises by Tenant or any other person on the Premises; or

(B)	anything kept or permitted to be kept by Tenant or by any person anywhere on the Premises; or

(C)

any act or omission of Tenant or any person on the Premises (or Greater Lands to the extent not occupied by another building), Tenant shall pay the full amount of such increase in cost to Landlord forthwith upon demand following receipt by Tenant of reasonable supporting documentation from Landlord’s insurer evidencing Tenant’s specific act or omission that caused such increase. In determining Tenant’s responsibility for any increased cost of insurance as aforesaid, a statement issued by the organization, company or insurer establishing the insurance costs or rates for the relevant policy shall be conclusive evidence of the various components of such costs or rates and the factors giving rise to any increase therein.

31

(iii)	In the event of an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord by reason of:

(A)	the use or occupancy of the Premises by Tenant or any other person permitted by Tenant on the Premises; or

(B)	anything placed on or permitted by Tenant or any person on the Premises; or

(C)	any act or omission of Tenant or any person in the Premises;

and if Tenant fails to remedy the situation, condition, use, occupancy or other factor giving rise to such actual cancellation or change within forty- eight (48) hours after notice thereof by Landlord, Landlord may, at its option, remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or change (which Tenant hereby agrees shall be deemed an emergency situation permitting access by Landlord or its agents to the Premises without notice), all at the cost of Tenant to be paid to Landlord forthwith upon demand. For any or all of such purposes as set forth in this Section 9.1(b), Landlord shall have the right to enter upon the Premises without further notice. Tenant hereby releases and discharges Landlord from and against any claims, actions and/or damages incurred or sustained by Tenant as result of any reasonable efforts taken by Landlord to effect such remedy, including, without limitation, any access to the Premises by Landlord or its agents.

32

(c)	Tenant’s Insurance

(i)

Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect at all times throughout the Term and such other times, if any, as Tenant occupies the Premises or any portion thereof:

(1) commercial general liability insurance including, but not limited to property damage, personal injury liability, contractual liability, products and completed operations, non-owned automobile liability coverage, all on an occurrence basis, with respect to any use, occupancy, activities or things on the Premises (or Greater Lands not occupied by a Building) by Tenant or any of its servants, agents, contractors or persons for whom Tenant is in law responsible, with coverage for any one occurrence or claim including bodily injury (including death), personal injury, property damage and loss of use of not less than Ten Million Dollars ($10,000,000.00) or such higher amount as Landlord may reasonably require upon not less than one month’s notice at any time. The aforementioned per occurrence limit of liability may be obtained through a combination of primary, umbrella and excess insurance. The umbrella and excess insurance shall be follow-form to the primary commercial general liability policy;

(B)

insurance, in respect of such perils as are from time to time covered in an all risks policy including earthquake, wind and flood, covering the leasehold improvements, trade fixtures, furnishings, equipment, stock in trade, storefront and store facing materials and all signs in, on or about the Premises, and all other property of every other description owned by Tenant or for which Tenant is legally liable for not less than the full replacement cost thereof;

(C)

broad form comprehensive machinery risk and/or equipment breakdown insurance on all insurable objects located on the Premises or which are the property or responsibility of Tenant on a blanket repair or replacement basis with a replacement cost endorsement and with limits for each accident in an amount not less than the full replacement cost of all leasehold improvements, trade fixtures, furnishings, equipment, stock in trade, storefront and store facing materials and all signs in, on or about the Premises, and all other property of every other description owned by Tenant or for which Tenant is legally liable;

(D)

business interruption insurance, including extra expense coverage, either as an extension to or on the same form as the insurance referred to in subsections 9.1(c)(i)(A) and 9.1(c)(i)(B) above, and in such amounts from time to time as necessary to fully compensate Tenant for direct or indirect loss of sales or earnings resulting from or attributable to any of the perils required to be insured against under the policies referred to in subsections 9.1(c)(i)(A) and 9.1(c)(i)(B) above and all circumstances usually insured against by cautious tenants including losses resulting from interference with or prevention of access to the Premises as a result of such perils or for any other reason;

(E)	tenant’s legal liability insurance for the full replacement cost of the Premises, and the loss of use thereof;

(F)	leasehold interest insurance to fully protect Tenant for loss of its interest in this Lease and its leasehold improvements in the event of termination of this Lease pursuant to Article 10;

(G)

standard owners’ form of automobile insurance policy providing third party liability insurance on all automobiles owned by or registered in the name of Tenant with inclusive limits and on such terms as reasonably required by Landlord from time to time, covering all licensed vehicles owned by or operated by or on behalf of Tenant;

(H)	plate glass insurance on all internal and external glass;

33

(I)	bylaw compliance insurance;

(J)	environmental impairment liability insurance; and

(K)

other insurance against such risks and in such amounts as Landlord or any mortgagee, debenture holder or other secured creditor of Landlord may from time to time reasonably require upon not less than thirty (30) days’ written notice to Tenant.

(ii)

Each of Tenant’s insurance policies and property policies shall name Landlord and any others designated by Landlord as a first loss payee with respect to insurance under Section 9.1(c)(i)(B), (C), (H), and (I) and as additional insureds for all other insurance required hereunder, and each of Tenant’s insurance policies shall contain, as deemed appropriate by Landlord:

(A)	the mortgage clause as may be required by any mortgagee, debenture holder or other secured creditor of Landlord;

(B)

a waiver by the insurer of any rights of subrogation, or indemnity, or any other claim over, to which such insurer might otherwise be entitled against Landlord, its mortgagee, debenture holder or other secured creditor, or others for whom the Landlord is responsible in law, the Landlord acting as trustee for and on behalf of such persons;

(C)

an undertaking by the insurer that no material change adverse to Landlord or Tenant or the mortgagee, debenture holder or other secured creditor of Landlord will be made and the policy will not lapse or be cancelled or terminated, except after not less than ten (10) days’ written notice to Landlord and Tenant and the mortgagee, debenture holder or other secured creditor of either of them of the intended change, lapse, cancellation or termination;

(D)

a provision stating that all of Tenant’s insurance policies (regardless how obtained and whether through primary, umbrella, and excess insurance policies) shall be primary and shall not call into contribution any other insurance available to Landlord;

(E)	a disputed loss endorsement or agreement, where applicable;

(F)	a severability of interests clause and a cross liability endorsement clause for liability policies, where applicable; and

(G)

a waiver, in respect of the interests of Landlord and of any mortgagee, debenture holder or other secured creditor of Landlord, of any provision in any such insurance policies with respect to any breach of any warranties, representations, declarations or conditions contained in the said policies.

All of Tenant’s insurance policies shall be taken out with insurers licensed to do business in the jurisdiction for which the insurance is required and shall be in such form and on such terms as are reasonably satisfactory to Landlord from time to time. The Tenant shall ensure that its insurance policies do not contain a co- insurance clause.

34

(iii)

Tenant shall ensure that Landlord shall at all times be in possession of certificates of insurance in the form designated or approved by Landlord which are current and in force in good standing including such certificates or other evidence satisfactory to Landlord as to Tenant’s insurance in effect and its renewal or continuation in force together with such evidence as may be required by Landlord as to the method of determination of the full replacement cost of the leasehold improvements, trade fixtures, furnishings, equipment, stock in trade, plate glass, storefront and store facing materials and signs and full particulars of the full replacement cost of each of the same, and if Landlord reasonably concludes that the full replacement cost has been underestimated or understated, Tenant shall forthwith arrange for any consequent increase in coverage required pursuant to this Section 9.1.

(iv)

Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance or is otherwise insured.

(v)

In addition to the release in (iv), above, the Tenant hereby releases the Landlord in respect of any injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion steam, water, rain, snow, electricity, gas, or falling plaster; or by dampness or leaks from any pipes, appliances, plumbing works, roof, exterior walls, or any Hazardous Substances or any other source whatsoever; and Landlord shall not be liable or responsible in any way for any injury, death, loss or damage to any person or property caused by any other tenants or occupants of the Landlord or by any occupants of any adjoining property or by the public or by the construction of any public, quasi- public or private work or utilities. All property kept or stored in or about the Premises or kept or stored by Tenant or any of its servants, agents, customers, contractors or Persons for whom Tenant is in law responsible elsewhere shall be at the sole risk of Tenant and Tenant shall indemnify Landlord and save it harmless in respect of the same. Without in any way limiting or affecting the generality or interpretation of the foregoing provisions of this Section 9.1, it is agreed that Landlord shall in no event be liable for any indirect, special, or consequential damages suffered by Tenant, excepting any damages caused directly by Landlord’s gross negligence or willful misconduct but only to the extent such damages are not covered, in whole or in part, by any insurance which Tenant is required to maintain hereunder.

(vi)

Tenant acknowledges and agrees that, if it fails to obtain and maintain in force any of the insurance policies set out in this Section 9.1, then Tenant shall indemnify and hold harmless Landlord and Landlord’s Parties in respect of any such losses arising therefrom.

9.2	Policy Requirements

All policies of insurance will be with insurers reasonably acceptable to the Landlord and its mortgagees and in form and content and with such deductibles as the Landlord may deem reasonably appropriate, and the Tenant will see that there is delivered to the Landlord certificates of insurance with respect to such policies. If the Tenant fails to take out or keep in force any policy of insurance referred to in Section 9.1(b) or to provide certificates of insurance of Tenant insurances in accordance herewith, the Landlord may take out such insurance and pay the premium, and in that event the Tenant will pay to the Landlord the amount so paid as premium (plus fifteen percent (15%) of the amount so paid as an administration fee) as Additional Rent and it will be due and payable on the first day of the month following the payment by the Landlord.

35

9.3	Cancellation

The Tenant covenants and agrees that it will not do or permit or omit to be done anything upon the Premises or any part thereof whereby any insurance policy shall be impaired or cancelled or the Premises shall be rendered uninsurable.

9.4	Proceeds

Subject to the requirements of any mortgagee(s) of the Landlord, the proceeds of any policy of insurance maintained by the Tenant pursuant to this Article 9, which shall become payable as a result of any destruction of or damage to the Building, shall be used for the repairing, restoring, replacing and/or rebuilding the Building in accordance with and subject to the provisions of Article 10. Subject to the requirements of any mortgagee(s) of the Landlord, all such insurance proceeds as aforesaid, which are required to repair, restore, replace and/or rebuild the Building, shall be paid in trust to the Landlord, and shall be released to the Tenant, having regard to the provisions of the applicable legislation governing builders liens in the Province of Alberta, in instalments as the rebuilding or replacing of the Building is accomplished, in accordance with the certificates of the Architect, and the last of such payments shall be made when the repairing, restoring, rebuilding or replacing of the Building shall have been completed, free and clear of all liens; provided, that if this Lease is terminated pursuant to the provisions of Article 10, all insurance proceeds shall be released to the Landlord. If, however, the Tenant shall insure its contents in or on the Premises under its insurance policy, then in such instance, subject to and conditional upon the Tenant not being in default of its obligations under this Lease, all proceeds thereof in respect of such contents to which the Tenant is entitled pursuant to the provisions thereof shall be released to the Tenant.

ARTICLE 10

DAMAGE AND DESTRUCTION

10.1	Damage and Destruction

Provided and it is hereby expressly agreed between the parties hereto that if and whenever during the Term hereby demised, or any extension thereof, and whether or not the proceeds of any policy of insurance maintained by the Tenant are available (in whole or in part) to the Tenant as contemplated in Section 9.1, the Premises shall be destroyed or damaged by any cause whatsoever, then the terms and provisions of this Lease shall continue in full force and effect, and the Tenant agrees to, and shall, repair, restore, replace and/or rebuild the Premises at its cost and expense in accordance with the provisions of Section 6.2 and in accordance with the original plans and specifications for the Building, with such variations (if any) as may be necessary having regard to the then existing statutory provisions, by-laws and regulations affecting the Building, in accordance with the requirements of all approvals and permits required by all planning and other authorities of competent jurisdiction with respect to the repairing, restoration, replacement and/or rebuilding of the Building (which the Tenant shall obtain at its cost and expense) and to the satisfaction in all respects of the Architect. Notwithstanding the foregoing, Landlord will to the extent it actually receives insurance proceeds in respect of the same, and subject to any restriction by its lender, be responsible for replacement of the items insured by the Landlord. Landlord will be entitled to exclusive access to the Lands and Premises to carry out such work, and same is not a re-entry under the Lease.

36

10.2	Damage to 50% During Last Two Years

Notwithstanding anything contained in this Article 10 to the contrary, in the event the Premises shall be damaged or destroyed by fire or other casualties at any time during the last two (2) years of the Term, or, at any time during the last two (2) years of any extension term, to the extent of fifty percent (50%) or more of the replacement value of same at the date of any such damage or destruction (excluding foundations and excavations), the Landlord may, at its option, to be evidenced by notice in writing given to the Tenant within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease and upon the expiration of the thirty (30) days after such notice given by the Landlord to the Tenant, this Lease shall be terminated and the Landlord shall be entitled to receive, and the Tenant shall release the proceeds of all insurance taken out by the Tenant hereunder covering such damage or destruction of the Premises other than insurance proceeds received by the Tenant in respect of the Tenant’s contents.

ARTICLE 11

DEFAULT AND RE-ENTRY

11.1	Default and Re-entry

(a)	Each of the following is an “Event of Default”:

(i)	if the Tenant shall be in default in the payment of Rent or amounts collectable hereunder as rent, and such default shall continue for a period of five (5) days without any notice required; or

(ii)

if the Tenant shall be in default of any of its covenants and agreements hereunder (other than its covenant to pay Rent or amounts collectable hereunder as Rent) and such default shall continue for a period of ten (10) days after notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied; or

(iii)

if the default set out in the notice given to the Tenant by the Landlord pursuant to paragraph (ii) reasonably requires more time to cure than the ten (10) day period referred to in that paragraph and the Tenant has not commenced remedying or curing the same within the ten (10) day period or, in the opinion of the Landlord, fails to diligently complete the same within a reasonable time; or

(iv)

the Tenant or any occupant of the Premises becomes insolvent or commits an act of bankruptcy or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment, compromise, or arrangement with its creditors or if a receiver is appointed for all or part of the business, property, affairs, or revenues of the Tenant or any occupant of the Premises; or

(v)

if the Tenant shall make an assignment for the benefit of creditors, or shall make an assignment or have a receiving order made against it under any bankruptcy legislation, or becoming bankrupt or insolvent shall make application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors, or any action whatsoever, legislative or otherwise, shall be taken with a view to the winding-up, dissolution of liquidation of the Tenant; or

37

(vi)

if the term of this Lease hereby granted or any of the goods or chattels on the Premises are at any time possessed, seized, or taken in execution or attachment by any creditor of the Tenant, whether under a bill of sale, chattel mortgage, debenture, conditional sales contract, lien note, lease of personal property, consignment contract or otherwise; or

(vii)	if a writ of execution or replevin order issues against the goods or chattels of the Tenant; or

(viii)	if the Tenant abandons the Premises or ceases to conduct business from the Premises or the Premises become vacant or substantially unoccupied for a period of five (5) consecutive days; or

(ix)

if any insurance policy insuring the Premises or the Landlord in respect thereof is cancelled, threatened with termination or is refused to be renewed by reason of the use and occupation of the Premises or any part thereof by the Tenant and Tenant fails to cure such default within 5 days of notice thereof; or

(x)	if the Tenant fails to move into or take possession of the Premises by later than 365 days from the Commencement Date; or

(xi)	the Tenant has intentionally provided any information to the Landlord prior to the execution of the Lease that is materially incorrect or misleading; or

(xii)	the Tenant or any of its officers, directors, or shareholders is convicted of an offence under the Criminal Code (Canada); or

(xiii)

if the Tenant or any occupant of the Premises makes any bulk sale of its assets (or any series of transactions amounting to a bulk sale of its assets), except to a successor in conjunction with a permitted assignment of this Lease or the Tenant otherwise disposes of through one or more transactions a material portion of its assets except in the ordinary course of business; or

(xiv)	the Tenant conducts a business which the Landlord or its insurer deems to be extra-hazardous or the Premises are used for a purpose other than the Permitted Use; or

(xv)	the Tenant purports to effect a Transfer other than in compliance with the provisions of this Lease; or

(xvi)

the Tenant has been in material default (whether or not cured) of one or more provisions of this Lease on more than five (5) occasions in any consecutive 12- month period, the Landlord has issued a notice warning the Tenant that its defaults have become chronic, and the Tenant defaults under the Lease within twelve (12) months of such notice; or

(xvii)	the Tenant loses any of its permits, approvals, or authorizations that are required in order for it to carry on the Permitted Use in the Premises; or

(xviii)	the Tenant fails to keep the Equipment free and clear of all claims, liens or encumbrances; or

38

(xix)	if separate from this Lease, the Tenant defaults under the Equipment Lease; or

(xx)	anything else stated to be an Event of Default under the Lease;

then at the option of the Landlord, the current month’s Rent, together with the Rent for the three (3) months ensuing, shall immediately become due and payable and, at the option of the Landlord, the Term hereby granted, and any extension thereof, shall become forfeited and void, and the Landlord shall be entitled to re-enter upon the Premises, or any part thereof, in the name of the whole and repossess and enjoy the same as its former estate, anything contained in any statute or law to the contrary notwithstanding. No re- entry or taking possession of the Premises shall be construed as an election on the part of the Landlord to terminate this Lease unless at the time of or subsequent to such re-entry or taking of possession written notice of such intention has been given to the Tenant or such termination is decreed by a Court of competent jurisdiction.

(b)

If and whenever an Event of Default occurs, the Tenant will have breached this Lease and the Landlord is entitled to the following rights and remedies, each exercisable immediately and without further notice:

(i)	to accelerate Rent by providing notice to the Tenant such that the current month’s Rent, Rent for the ensuing three (3) months and all amounts under this Lease outstanding are all immediately due;

(ii)

to terminate this Lease and re-enter the Premises. The Landlord shall provide notice of its election to terminate and re-enter to the Tenant. The Landlord may remove all persons and property from the Premises and store such property at the expense and risk of the Tenant or sell or dispose of such property in such manner as the Landlord sees fit without notice to the Tenant (the Tenant being responsible for the cost of such sale or disposal, and any profits from such sale being applied to damages as set-out below). Notwithstanding any termination of this Lease, the Landlord shall be entitled to receive Rent and all Sales Taxes up to the time of termination (plus accelerated Rent, if elected by the Landlord) as provided in this Lease and damages including:

(A)

damages for the loss of Rent suffered by reason of this Lease having been prematurely terminated and any decrease in rent the Landlord expects to or does receive in re-letting the Premises for the remainder of the Term from what it would have received had the Lease not been terminated;

(B)

costs of reclaiming, repairing, and re-letting the Premises (including any commissions, tenant inducements, administrative expenses, legal fees, expenses for renovations, or other inducements) and keeping the Premises in good order;

(C)	all expenses in collecting sums due or payable by the Tenant for realizing upon assets seized including brokerage expense and disbursements for the release of the premises and sale of items; and

(D)	legal fees related to the same including any reletting and any steps to enforce the Lease or retake the Premises (on a solicitor and his own client basis);

39

(iii)

to enter the Premises, without terminating this Lease, and relet the Premises as agent for whatever length of time and on such terms as the Landlord in its sole and unfettered discretion may determine including the right to: (i) take possession of any property of the Tenant on the Premises; (ii) store such property at the expense and risk of the Tenant; (iii) sell or otherwise dispose of such property in such manner as the Landlord sees fit (the Tenant being responsible for the cost of such sale or disposal, and any profits from such sale being applied to damages as set-out below); and (iv) make alterations to the Premises to facilitate the reletting at the Tenant’s expense (including brokers fees). The Landlord shall receive the rent and proceeds of sale as agent of the Tenant and shall apply the proceeds of any such sale or reletting first to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale (including any commissions, tenant inducements, administrative expenses, legal fees (on a solicitor and his own client basis), expenses for renovations, or other inducements), second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent, and third, to the payment of Rent in arrears, with the residue to be held by the Landlord and applied to payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency between the amount received by the Landlord (net of any deductions) and what would otherwise be payable to the Landlord;

(iv)

to exercise its right of distress, and the Tenant hereby waives any present or future limitation on the Landlord’s right of distress (for clarity if insufficient proceeds from the distress are received to cover the amount of arrears under the Lease, then the same is a separate Event of Default); and

(v)

without terminating this Lease, to require the Tenant immediately pay the Landlord an amount equal to the Rent payable under this Lease for the balance of the Term. Such amount shall be held on the same terms as a Security Deposit, below, except the amount held will be applied to Rent as it becomes due. If any part of such Rent cannot be absolutely determined as of such date, the Landlord is entitled to estimate such amount on a reasonable basis.

11.2	Landlord’s Right of Distress

(a)	For the purposes of Landlord’s right to distrain, Tenant’s trade fixtures shall be treated as chattels notwithstanding their level of affixation to the Premises.

(b)

Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting or purporting to limit Landlord’s right of distress and agrees with Landlord that, notwithstanding any such statute, all goods and chattels from time to time on the Premises (including, without limitation, any cannabis or cannabis-related property) shall be subject to distress for Rent and the fulfilment of all of Tenant’s obligations under this Lease in the same manner as if such statute had not been passed. Unless permitted under Applicable Laws, Landlord’s distress rights may not apply to any cannabis and cannabis-related property location in or about the Premises.

(c)

In addition to any other rights of Landlord to distrain, Landlord shall have the right to distrain for any arrears of Rent all goods and chattels, including without limitation all heavy or connected machinery and equipment. Landlord may exercise any right of distress on the Premises and for such purpose may lock the Premises, change any locks on the Premises and by any means exclude Tenant from all or any parts of the Premises and Landlord shall not thereby be terminating this Lease in the absence of express written notice terminating this Lease. Tenant consents to being excluded by Landlord from all or any parts of the Premises for purposes of Landlord’s exercising any right of distress.

40

(d)

Tenant further agrees that distress of all or any goods and chattels may be effected by written notice whether or not Landlord locks or otherwise secures such goods or chattels from Tenant on the Premises or elsewhere.

(e)

If Landlord effects distress by written notice or any other means, Tenant agrees not to remove or permit to be removed any distrained goods or chattels and not to interfere with the exercise of any right of distress.

(f)

Tenant agrees that Landlord’s exercise of any right of distress as permitted hereby or at law shall not constitute a trespass or breach of any express or implied term of this Lease. Landlord shall not be liable for loss or damage to goods or chattels against which distress is levied no matter how caused except to the extent of direct (and not indirect or consequential) damage caused by the gross negligence of Landlord or its employees; but Landlord shall not be liable for any loss or damage caused by its bailiff or any agent through negligence or otherwise.

(g)

In exercising any right of distress, Landlord may distrain against all or any goods or chattels, irrespective of whether or of the degree to which the same may be excessive and Tenant waives any and all rights and remedies in respect thereof, including all rights under any laws governing commercial tenancies in the jurisdiction in which the Premises are located.

(h)	In exercising any right of distress, Landlord may hold all distrained goods or chattels without limit in time and Tenant waives all rights and remedies in respect thereof.

(i)

In addition to others entitled to do so, Landlord and its agents and employees shall have the right to purchase any goods or chattels on the Premises distrained by Landlord so long as the price paid by Landlord or its agents or employees is reasonably comparable to that which might reasonably be obtained by sale under distress to an arm’s length third party.

(j)

If any goods or chattels of Tenant shall be removed from the Premises, Landlord shall have the right to follow the same and exert against the same all of its rights as if such goods and chattels had remained on the Premises, such right of Landlord to include, without limitation, the right to follow such goods and chattels for thirty (30) days.

41

11.3	Remedies Cumulative

All rights and remedies of Landlord under this Lease and at law shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved. Tenant’s obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

11.4	Legal Fees

Whenever the Landlord elects to take any legal action to successfully enforce this Lease or successfully obtain any right or remedy hereunder or successfully defends any claim or action by Tenant or any person claiming though or under Tenant, it will be entitled to legal fees on a solicitor and his own client basis.

11.5	Self Help

In addition to all other remedies the Landlord may have under this Lease (including other self- help remedies), at law, or in equity, if the Tenant does not perform any of its obligations hereunder, the Landlord may, at its option perform any of such obligations, after five (5) days’ prior written notice to the Tenant or in the event of an emergency without notice. In such event or in the event the Landlord otherwise exercises a self-help remedy under the Lease the Landlord’s cost of performing such obligation plus an administrative charge of fifteen percent (15%) of such cost shall be payable by the Tenant to the Landlord forthwith on demand together with interest at the Rate of Interest from the date of the performance of any of such obligations by the Landlord to the date of payment by the Tenant. The Landlord shall not be liable to the Tenant for any Claims or Damages caused by acts of the Landlord in remedying or attempting to remedy the Event of Default.

11.6	Assignment

If Landlord assigns this Lease to a mortgagee or holder of other security on the Lands or any part thereof or to any other person whatsoever Landlord shall nonetheless be entitled to exercise all rights and remedies available to it pursuant to this Lease and at law without providing evidence of the approval or consent of such mortgagee, holder of other security or other person whatsoever.

42

ARTICLE 12

ESTOPPEL CERTIFICATES OR STATEMENTS

12.1	Estoppel Certificates or Statements

(a)

The Tenant or the Landlord at any time and from time to time, upon not less than seven (7) day’s prior written notice, shall execute and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the same is in full force and effect as modified); certifying the amount of the Rent then being paid hereunder; certifying the dates to which the same relates, by instalment or otherwise, and that other sums herein provided to be paid by the Tenant have been paid; and stating, whether or not there is any existing default on the part of the Landlord or the Tenant, as the case may be, of which the other has notice; the particulars and amount of insurance policies on the Premises in which the interest of the party giving such certificate is noted; the amount of prepaid Rent or security deposit being held by the Landlord; and providing such other information with respect to this Lease or the Premises as may be reasonably requested.

(b)

Any statement delivered pursuant to the provisions of this Article 12 may be conclusively relied upon by any purchaser or prospective purchaser or any mortgagee or prospective mortgagee of the Premises or any sublessee or prospective sublessee save as to any default on the part of the Landlord or the Tenant of which the party giving such statement does not have notice at the date thereof.

ARTICLE 13

FINANCING AND SUBORDINATION

13.1	Financing and Subordination

Tenant hereby acknowledges and agrees that this Lease is subordinate to any current or future Mortgage, provided Landlord uses commercially reasonable efforts (at Tenant’s sole cost) to obtain a non-disturbance agreement from the applicable Mortgagee (in form reasonably satisfactory to Tenant) whereby such Mortgagee provides assurance to the Tenant that it shall not disturb the Tenant’s quiet possession so long as the Tenant is not in default hereunder (continuing beyond applicable notice and cure periods), and at the option of such Mortgagee, exercisable at any time by written notice thereof delivered to the Tenant, this Lease and all of the rights of the Tenant hereunder is and shall be subject and subordinate to such Mortgage. The Tenant shall, subject to Landlord’s obligation to use commercially reasonable efforts to obtain a non-disturbance agreement as aforesaid, at any time on notice from the Landlord attorn to and become a tenant of a Mortgagee upon the same terms and conditions as set forth in this Lease and, shall execute promptly upon request by the Landlord any instruments of postponement or attornment or other instruments from time to time requested to give full effect to this requirement.

13.2	Priority of Lease

The Tenant agrees that any Mortgagee shall be entitled to subordinate its Mortgage to this Lease without any further consent or agreement of the Tenant.

43

ARTICLE 14

RIGHT TO SHOW PREMISES AND PLACE SIGNS

14.1	Right to Show Premises and Place Signs

The Landlord shall at any time have the right to place upon the Premises a sign (of reasonable dimensions and reasonably placed so as not to unreasonably interfere with the Tenant’s business, subject to obtaining Tenant’s prior written approval therefor, not to be unreasonably withheld) stating that the Premises are for sale and shall have the right within twelve (12) months prior to the termination of the Term, or any extension thereof, to place upon the Premises a notice (of reasonable dimensions and reasonably placed so as not to interfere with the Tenant’s business) stating that the Premises are for rent; further, the Tenant will not remove such signs or permit the same to be removed. The Landlord and its agents and employees shall also be permitted to enter upon the Premises on reasonable prior written notice within the aforesaid periods to show the same to prospective purchasers or tenants, so long as Tenant’s representative shall accompany such parties and Landlord shall use reasonable efforts to minimize interference with Tenant’s business.

ARTICLE 15

EQUIPMENT LEASE

15.1	Equipment Leased

The equipment listed in Schedule B (collectively with all replacements, substitutions, additions, or accessions thereto, the “Equipment”) is hereby leased by Landlord (as “Lessor”) to the Tenant (as “Lessee”) (including a transferee under a Permitted Transfer in accordance with this Lease) for the duration of the Term and this lease of the Equipment is also separate and apart from the Lease of the Premises for the full of the Term. Title in and to the Equipment will at all times remain with Lessor and the Lessee’s only rights in and to the Equipment are the rights to possess and use the Equipment at the Premises subject to the terms of this Lease. The Lessee hereby acknowledges and agrees that it has examined the Equipment and that it shall be deemed to have definitively accepted the Equipment in its state and condition, on an “as is, where is” basis, upon taking occupancy of the Premises (or any portion thereof). The Rent payable under this Lease is consideration for both the Lease of the Premises and lease of the Equipment and each one of them. The termination of this Lease will terminate the lease of the Equipment.

15.2	Use of Equipment

(a)	The Lessee shall use the Equipment only in connection with the Tenant’s cannabis cultivation operations carried at the Premises and for no other purpose whatsoever.

(b)

The Lessee shall ensure that the Equipment is operated with care, in compliance with all applicable specifications and all Applicable Law. The Lessee shall bear full risk and liability for any and all loss or damage caused by or arising directly or indirectly from the acts or omissions of any operator of the Equipment.

(c)

The Lessee shall not move, remove, or relocate any of the Equipment (including the whole thereof) from the Premises, except with the Lessor’s prior written consent in each instance, which consent is to be given in the Landlord’s sole and unfettered discretion. The Lessee shall not give possession of any or all of the Equipment to any other person, provided, however, that the Lessee may give temporary possession of the Equipment to another person for the purpose of maintenance or repair thereof in accordance with the terms of this Lease for such time as is reasonably necessary to effect such maintenance or repair. The Lessee must provide notice to the Lessor prior to doing the same.

(d)

The Lessee shall maintain, in effect, an all-risk insurance policy covering the Equipment, for the full replacement of the Equipment pursuant to the minimum requirements established by the Lessor acting in a commercially reasonable manner. The Lessor shall be named as the first loss payee on any such policy. All proceeds from any such insurance policy shall be payable solely to the Lessor. At the Lessor’s option, all proceeds paid by the insurer following the occurrence of an accident may be allocated to the repair or replacement of the Equipment.

44

15.3	Standard of Maintenance and Repair of Equipment

(a)

The Lessee shall keep the Equipment in the same condition that it was in as of the date of occupancy of the Premises or any portion thereof by Tenant, repairing and maintaining the same as and when would a prudent owner (it being agreed that Lessee shall not be responsible for the replacement of the same but shall pay to Lessor, promptly upon demand, the cost of such replacement, as Additional Rent, amortized on a straight line to zero basis over its useful life in accordance with GAAP, unless charged entirely in the year incurred in accordance with GAAP). The Lessee shall ensure the Equipment is used only in reasonable manner as would a prudent owner. The Lessee shall maintain and clean the Equipment and keep detailed records of its maintenance and repair of the same. The Lessee shall not remove the Equipment from the Premises. The Tenant shall keep the equipment insured as though it were the owner of such Equipment and shall name the Landlord as an additional insured and first loss payee in respect of the Equipment; provided that so long as this Lease is not terminated, the Landlord will use the proceeds for the replacement of the Equipment. The Lessee shall ensure no warranty in respect of the Equipment, or any part thereof is voided. The Tenant is responsible for all capital repairs of the Equipment (other than replacement) of portions thereof and all upgrades required to keep the same in accordance with and use the same in accordance with Applicable Laws.

(b)

Without prejudice to any of its other rights, remedies, and recourses with respect thereto, at any time during this Lease or upon expiration of this Lease, the Lessor may examine the Equipment and all parts thereof and effect or cause such repairs, replacements or maintenance as it deems necessary acting in a commercially reasonable manner. All reasonable amounts paid or reasonable expenses (plus an administrative fee equal to 15% of the same) incurred by the Lessor for such purposes shall be immediately reimbursed by the Lessee to the Landlord, as Additional Rent, upon receipt of written notice with respect thereto.

15.4	Surrender of Equipment

Upon the expiry or sooner termination of this Lease, the Tenant shall surrender the Equipment to the Landlord in the standard it is required to be maintained and repaired under this Lease. The Tenant shall thoroughly disinfect, clean, and sanitize the same.

15.5	Security Interest

(a)

The Tenant shall not charge, pledge, assign, or otherwise encumber the Equipment or any part thereof or do any act or thing, or fail to do any act or thing, which would result in the creation of any lien, charge, or adverse interest in the Equipment or the loss of its possession of the Equipment for all times during the Term, without the Landlord’s consent in each instance, which consent may be withheld in the Landlord’s sole and unfettered discretion. The Tenant shall not sell, lease, transfer, release, or assign in any manner whatsoever any of the Equipment (including the whole) or allow any third party to use the Equipment or any part thereof without the written consent of the Lessor in each instance, which consent is in the Landlord’s sole and unfettered discretion.

(b)

As security for the Tenant’s performance of its obligations under this Lease and as part of the Equipment Lease, including the payment of Rent and Sales Taxes for the whole of the Term, and as security for the amounts now or hereafter owed to the Landlord by the Tenant (including Damages whether or not crystallized), the Tenant hereby grants to the Landlord by way of security interest, mortgage, pledge, charge, and assignment a continuing and specific security interest (collectively the “Security Interest”) as follows: (i) a first-in-priority security interest in the Equipment; and (ii) in the Tenant’s present and after acquired personal property, and its right, title, interest, and benefit of all present and after acquired personal property and assets and the proceeds thereof and all amounts paid to the Landlord as pre-paid rent or security under this Lease (the “Collateral”). The Security Interest includes proceeds of all goods, documents of title, chattel paper, instruments, money, investment properties and intangibles. The Security Interest is a continuing security interest (which will continue to exist even if no amount is owed) and the Security Interest extends to, and the Collateral includes, all personal property hereafter acquired by the Tenant. However, prior to the occurrence of an Event of Default, the Tenant may collect and use its account receivables and sell or dispose of its inventory to customers in the ordinary course of its business, without the consent of the Landlord. The Tenant shall promptly execute whatever additional documents and will provide whatever additional information is required by the Landlord from time-to-time to perfect this Security Interest. The Tenant authorizes the Landlord to file a financing statement or any other form of document required to evidence the Landlord’s Security Interest and to protect and present its Security Interest.

45

(c)

The Security Interest is security for all damages that would be suffered by the Landlord from the loss of the Equipment Lease in the event the Lease is disclaimed or otherwise terminated pursuant to any bankruptcy or insolvency or similar proceedings, which damages include all damages the Landlord would be entitled to if the Lease was terminated pursuant to the Tenant’s repudiation of the Lease as opposed to the Tenant’s insolvency or bankruptcy.

(d)	The Landlord may enforce its Security Interest upon the occurrence of an Event of Default or the failure to pay an amount when due or any other breach of this Lease.

(e)

The Tenant waives its right to receive, pursuant to the Personal Property Security Act (Alberta), a printed copy of a financing statement relating to the Security Interest or a copy of the statement used by the personal Property Registry to confirm the registration.

(f)

The Security Interest is given in addition to, and not as an alternative to, and may be exercised by the Landlord without prejudice to any other rights of the Landlord under the Lease or at law including the Landlord’s right of distress.

(g)	The Security Interest and the Tenant’s obligation thereunder will survive termination or disclaimer of this Lease and form a separate agreement from this Lease and the lease of the Equipment.

(h)	Upon the Landlord’s demand, the Tenant shall enter into a further agreement with the Landlord in respect to the Security Interest.

The Tenant shall not grant any other Security Interests without the Landlord’s consent in each instance, which consent will be conditional on the party to whom the Tenant has granted a security interest entering into an agreement with the Landlord on Landlord’s standard form.

15.6	Bankruptcy Proceedings

If this Lease is surrendered or otherwise terminated pursuant to any insolvency, bankruptcy, CCAA, receivership or similar proceedings, the lease of the Equipment will not be terminated but the same will be a repudiatory breach of the same which the Landlord is entitled to accept. Further, the Tenant shall be responsible for damages for the termination of such agreement as though the Rent under this Lease were the rent paid solely for the Equipment for the balance of the remainder of the Term.

46

15.7	No Assignment

The Lessee shall not assign the lease of the Equipment or any part thereof without an assignment of the Lease by Tenant unless agreed by the Landlord in its reasonable discretion or pursuant to the Permitted Transfer, in each case in accordance with the terms hereof.

15.8	Indemnification

Without limitation to any other indemnity given under this Lease, the Tenant shall indemnify and hold the Landlord and its affiliates and their respective shareholders, directors, officers, management personnel, advisors, employees, agents and contractors of and from any and all Claims and Damages, including for clarity, all fines, penalties and other proceedings of any nature resulting from or arising directly or indirectly with respect to the use of the Equipment or its presence in the Premises. The Tenant acknowledges being familiar with the type of equipment forming part of the Equipment, accepts all risks inherent to its use, and shall ensure that its employees are adequately trained to use and operate the Equipment and are properly informed of the inherent risks thereof.

15.9	Standard form of Lease

Upon request of the Landlord, the Tenant, as Lessee, shall promptly enter into the Landlord’s standard form of equipment lease, which shall be on the terms of this Section and the applicable sections of this Lease, but may contain more details. Any default under the Lease will be a default under the lease of the equipment and vice versa. If this Lease is terminated, surrendered, or disclaimed it will be a repudiation of the lease of the Equipment

15.10	Termination

Upon termination of this Lease (except as provided in Section 15.6, above), the Tenant shall immediately cease to use the Equipment and all parts thereof and return the Equipment to the Landlord. Upon such termination, the Landlord shall be entitled, without hindrance, delay or obstruction or the necessity of legal proceedings, at its discretion and at the risk and reasonable expense of the Lessee, to enter into the Premises or any other premises in which the Equipment is located, to take possession of it and to remove it therefrom, the whole without prejudice to any of its other rights, remedies and recourses. The Tenant hereby expressly waives any formality or demand in connection with the foregoing, as well as the benefit of any statute. The Tenant will be liable to the Landlord and shall pay to the Landlord all amounts due and payable under the Lease up to the date of termination.

15.11 Survival

This Lease and any separate lease in respect of the Equipment shall remain in effect notwithstanding the loss or destruction of the Equipment, both in whole or in part, and notwithstanding the fact that the Equipment may have been rendered unusable, in whole or in part. Should the Equipment be destroyed, lost or rendered unusable, it shall be repaired or replaced by the Tenant; provided Landlord shall make proceeds of its insurance available to the extent available for the same.

47

ARTICLE 16

GENERAL

16.1	No Implied Obligations

No implied terms or obligations of any kind by or on behalf of the Landlord shall arise from anything in this Lease and the express covenants and agreements herein contained and made by the Landlord are the only covenants and agreements upon which any rights against the Landlord may be founded.

16.2	Net Lease

This Lease is intended to be an absolute and completely carefree net Lease to the Landlord, except as otherwise expressly provided herein. The Basic Rent payable under this Lease is to be absolutely net to the Landlord. Except as expressly set out in this Lease, the Landlord is not responsible during the Term for any costs, charges, expenses, or outlays of any kind or nature whatsoever relating to the Premises, the use and occupancy of the Premises, the contents of the Premises, the business carried on in the Premises, and all expenses related to one or more of the Lands, the Building, and the Landlord’s ownership thereof (said share being 100%), all whether such amount is expected or unexpected or known or unknown, and the Tenant shall be responsible for all the Landlord’s expenses, all whether known or unknown or expected and unexpected, as relates to one or more of the Premises, the use and occupancy of the Premises, the contents of the Premises, the business carried on in the Premises, the Lands and the Building. Any obligation that is not expressly stated in this Lease to be that of the Landlord is that of the Tenant. If no time for the payment of an expense is listed in this Lease, the Tenant shall pay the Landlord for all costs and expenses of the same within 30 days of Landlord’s written demand for the same.

16.3	Force Majeure

Notwithstanding anything to the contrary contained herein, if and to the extent that either Landlord or Tenant shall be unable to fulfill or shall be delayed or restricted in the fulfilment of any obligation under this Lease (including but not limited to quiet possession and the provision of occupancy), other than the payment by Tenant of any Rent, by reason of a health emergency (including a pandemic or other medical crisis or the consequences thereof), the unavailability of material, equipment, utilities, services or labor required to enable it to fulfill such obligation or by reason of any Applicable Laws (or change thereto, including any change to the legal status of marijuana), or by reason of any strike, lock out, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, Laws, or its not being able to obtain any permission, license, or authority required pursuant to any Applicable Laws, acts of God or by adverse weather conditions (being weather conditions which preclude any work on the Premises for a substantial part of a scheduled work day which causes the construction schedule to be delayed) or any other causes beyond its control, or by reason of any other such cause beyond its control and not the fault of the party being delayed and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation and dependent obligations by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to any compensation for any loss, inconvenience, nuisance or discomfort occasioned thereby. Such event will not frustrate this Lease. The party delayed will, however, use commercially reasonable efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials being delayed subject, in the case of performance by Tenant, to the approval of Landlord in its reasonable discretion. In any event, the provisions of this Section 16.3 shall not apply to permit any delay in any payment by Tenant of any Rent or excuse the non-payment of Rent. No events contemplated under this Section 16.3 will result in an abatement or suspension of Rent of any kind whatsoever.

48

16.4	Partnership

The Tenant and the Landlord are not partners or joint ventures, and any partnership or joint venture is hereby expressly denied by the parties.

16.5	Entire Agreement

This Lease shall be deemed to constitute the entire agreement between the Landlord and the Tenant with respect to the subject matter hereof.

16.6	Effect of Lease

This Lease and everything herein contained shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns as the case may be of each of the parties hereto, subject to the granting of consent by the Landlord as provided herein to any assignment or transfer of this Lease (to the extent such consent is required hereunder).

Where there is a male, female or corporate party, the provisions hereof shall be read with all grammatical changes to gender and number required by the context. Where there is more than one party comprised in the Tenant, all covenants and obligations on the part of the Tenant shall be joint and several.

16.7	Provisions Separately Valid

If any covenant, obligation, agreement, term or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such covenant, obligation, agreement, term or condition to persons or circumstances other than those in respect of which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation, agreement, term or condition of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

16.8	Waiver Negated

The failure by either party to require the fulfilment of the obligations, or to exercise any rights herein contained shall not constitute a waiver, a renunciation or a surrender of those obligations or rights.

16.9	Waivers and Releases

It is agreed that every indemnity, exclusion or release of liability and waiver of subrogation herein contained for the benefit of Landlord shall extend to and benefit all of Landlord, its management company and/or lender (if any), any other owner of the property, and each of their servants, agents, employees and persons for whom any of the foregoing entities are in law responsible, while acting in their capacity as such. It is agreed that the Landlord is trustee in favor of such persons for the purposes of the receipt of this covenant.

16.10	Governing Law

This lease shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. All amounts set forth in this Lease shall be paid in lawful money of Canadian Dollars unless otherwise specified herein.

49

16.11	Tenant’s Financial

The Tenant and each of the Tenant’s assignees, subtenants and licensees agree to maintain at the Premises a current and accurate set of financial statements, together with such reasonable other financial information. The said financial statements and information must be prepared in accordance with generally accepted accounting methods and principles. After written request by the Landlord, the Tenant and each of its assignees, subtenants and licensees and Indemnifier must make available to the Landlord within five (5) business days from the date of the written notice a current and accurate set of financial statements and information. The Landlord undertakes to keep such financial statements and information strictly confidential. The Tenant shall provide copies of its financial information to the Landlord on request for use by the Landlord in any finance, refinance or sale of the Premises, and the Landlord may disclose the same to prospective purchasers, lenders, investors and similar parties; provided the Landlord shall use commercially reasonable efforts to keep such information confidential.

16.12	Time of the Essence

Time shall be of the essence of this Lease and of every part hereof.

16.13	Expropriation

(a)

If the whole or any part of the Premises shall be expropriated (which term shall for the purposes of this Section 16.13 include expropriation, condemnation or sale by Landlord to an authority with the power to expropriate, condemn or take) by any competent authority, then:

(i)

Landlord and Tenant shall co-operate with each other in respect of such expropriation so that Tenant may receive the appropriate award to which it is entitled in law for relocation costs and business interruption and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant’s leasehold interest in the Premises, all of which shall be the property of Landlord, and all of such Tenant’s rights in respect of such expropriation, excluding only rights in respect of relocation costs and business interruption, shall be and are hereby assigned to Landlord; to give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand, Landlord shall be and is hereby appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Powers of Attorney Act, R.S.A. 2000 c.P- 20 and shall survive and may be exercised during any subsequent legal incapacity of Tenant;

(ii)

Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or any portion of the Premises; and

(iii)

this Lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Section 16.13, if terminated in accordance with the express provisions hereof and, if terminated, Rent and all other obligations under this Lease shall be adjusted as of the date of such termination.

50

(b)	If the whole or any part of the Lands shall be expropriated, then subject to the foregoing provisions respecting expropriation of the Premises:

(i)

all compensation resulting from such expropriation shall be the absolute property of Landlord and all of Tenant’s rights, if any, to any such compensation shall be and are hereby assigned to Landlord; Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand, Landlord shall be and is hereby irrevocably appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being made pursuant to the Powers of Attorney Act, R.S.A. 2000 c.P-20 and shall survive and may be exercised during any subsequent legal incapacity of Tenant;

(ii)	this Lease shall continue in full force and effect in accordance with its terms unless and until terminated as herein provided; and

(iii)

if the expropriation of part of the Lands is such as to render undesirable, in Landlord’s opinion, the continuing operation of the portion of the Lands in which the Lands are situate, Landlord shall have the right to terminate this Lease as of the date upon which the expropriating authority takes possession of all or any portion of the Lands and all of the obligations of the parties pursuant hereto shall be adjusted to the date of such termination.

16.14	Decision of Architect

In the absence of manifest error, the decision of, or any certificate in need by, the Architect under or pursuant to this Lease shall be final and binding on the Landlord and the Tenant.

16.15	Headings

The headings to the various Articles and Sections in this Lease are for informational purposes only and shall not alter or affect the interpretation of the terms and provisions of this Lease. Any reference herein to a Section shall mean a Section of this Lease unless otherwise specified.

16.16	Registration

The Tenant shall not register this Lease on title to the Lands. Further, the Tenant shall not suffer or permit registration of any caveat or any other instrument on title to the Lands in respect of this Lease or any interest arising under the Lease.

16.17	Singular Plural

The use of the neuter singular pronoun to refer to a party, including the Landlord, the Tenant, or the Indemnifier, is a proper reference even though such party is an individual, a partnership, a corporation, or a group of two or more individuals, partnerships, or corporations. The grammatical changes needed to make the provisions of this Lease apply in the plural sense when there is more than one such party and to corporations, associations, partnerships or individuals, males or females, are implied.

16.18	Due Execution

The Landlord and Tenant each covenant, represent, and warrant (as applicable) that: (a) it has the power, capacity, and authority to enter into this Lease; (b) it has the power, capacity, and authority to perform all its obligations under this Lease; (c) there are no covenants, restrictions, or commitments given by it that would prevent or inhibit it from entering into this Lease; (d) it has done all things necessary to lawfully enter into and perform each of its obligations under this Lease. Each party signing this Lease represents that he or she is the party or a duly authorized agent of the party he or she is signing on behalf of and that he or she has the power, capacity, and authority to bind his or her principal and that this Lease has been duly executed on behalf of and is binding on the principal.

51

16.19	Surviving Obligations

On any termination of this Lease, the Tenant’s right of possession shall cease and terminate, but the obligations of the Tenant with respect to payment of Rent or covenants not performed at the date of such termination, indemnification, or any other obligations of the Tenant which, by their nature or by reason of the circumstances at the time of such termination, are not completely performed prior to such termination, shall remain in full force and effect until satisfied.

16.20	Brokerage

The Tenant represents and warrants that it did not use a realtor, commercial broker, or other person who would be entitled to a commission and that no such person, except as retained by the Landlord, is entitled to such a commission, finder’s fee, or other amount. Landlord shall be responsible for any commissions owning to any broker or realtor retained by Landlord.

16.21	Liability of Landlord

Any liability of the Landlord under this Lease shall be limited to its interest in the Lands and Building (and any proceeds therefrom) from time to time. If the Landlord consists of more than one Person, the liability of each such Person shall be several and be limited to its percentage interest in the Building.

16.22	Rules and Regulations

The Landlord may from time to time supplement this Lease by making reasonable rules and regulations for the Tenant’s use and occupancy of the Premises: (i) during any period during which Tenant or Landlord is/are undertaking any work or alterations thereto; and/or (ii) as it relates to any portion of the Lands that is not contained within the Building.

16.23	Land Titles and Excluded Greater Lands

In the event that the transaction giving rise to the Landlord’s title to the Lands is found to be a subdivision that is contrary to the Land Titles Act (Alberta), then it will be deemed to be a building lease, and both parties agree not to plead any provision of the Land Titles Act (Alberta) to invalidate such transaction or this Lease. The Landlord may subdivide that portion of the Greater Lands upon which the Building is situated at any time from the remainder of the parcel containing the same, and the Tenant shall promptly upon demand sign all documents and instruments (in form and substance reasonably acceptable to Tenant) determined prudent by the Landlord to impact the same, provided that in all cases, Tenant’s rights under this Lease shall not be adversely affected. The Tenant has no interest in any portion of the Greater Lands except in the Premises. The Landlord is entitled to develop the Excluded Greater Parcel. The Landlord may at any time remove Tenant’s responsibility for the maintenance and repair of any such area by written notice to the Tenant. If the Landlord erects a building on a portion of the Excluded Greater Lands, the Landlord shall provide the Tenant with notice of the portion of the Excluded Greater Lands attributable to such building, and the Tenant’s obligations will be adjusted in respect to the same to exclude obligations to insurer and maintain and repair the same. For clarity, the maintenance and repair obligations include obligations to keep the Excluded Greater Lands mowed and free of weeds and other noxious substances and species.

52

16.24	Releases

(a)

Whether or not otherwise stated, each obligation of the Tenant that is unfulfilled on expiry or sooner termination of this Lease will survive expiry or sooner termination of the Lease until fulfilled, and the indemnity provisions and rights of the Landlord arising on Tenant’s failure to perform any of its obligations under the Lease shall remain in full force and effect notwithstanding the expiry or sooner termination of the Lease. Without limitation to the generality of the foregoing, to the extent the Tenant is liable to the Landlord or the Landlord is entitled to a remedy against the Tenant, such liability, entitlement to remedy, or both will survive the expiry or sooner termination of this Lease, and the Landlord will remain entitled to such remedy as against the Tenant.

(b)

Whether or not so stated, all releases, waivers, and limitations on liability in favor of the Landlord shall survive expiry or sooner termination of the Lease (including pursuant to the Landlord’s repudiation of the Lease). Whether or not so stated, the releases and limits on liability contained in this Lease may overlap and/or partially overlap in scope. Such overlap is intentional and arises out of an abundance of caution. Each release is to be construed broadly in favor of the Landlord. Each release of the Landlord and limit on liability of the Landlord will apply to every situation where reasonably applicable, and multiple releases and limits on liability will apply in conjunction in some situations (even if partially or wholly duplicative).

16.25	No Surrender

No act or thing done by the Landlord, its agents, or employees during the Term is an acceptance of a surrender of the Premises except an express agreement between the Landlord and Tenant to affect such surrender, and an agreement to affect a surrender of the Premises must be in writing and signed by the Landlord to be valid. The delivery of keys to any of the Landlord’s agents or employees is not a termination of the Lease or a surrender of the Premises.

16.26	Schedules

The Schedules to this Lease form a part of this Lease.

16.27	Deemed Covenants

Each obligation or agreement of the Tenant expressed in this Lease, even though not expressed as a covenant, is an independent covenant.

16.28	Rent

Unless otherwise agreed in writing, no payment by Tenant or acceptance of payment by Landlord of any amount less than the full amount payable to Landlord, and no endorsement, direction or note on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant and Landlord may receive any such lesser amount and any such endorsement, direction, note, instruction or statement without prejudice to any of Landlord’s other rights under this Lease or at law, whether or not Landlord notifies Tenant of any disagreement with or non- acceptance of any amount paid or any endorsement, direction, note, instruction or statement received. Tenant agrees that Landlord, acting reasonably, may, at its option at any time, and without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by Tenant, apply all sums received by Landlord from Tenant or any other Persons in respect of any Rent to any amounts whatsoever payable by Tenant and it is further agreed that any allocation made by Landlord, on its books and records or by written notice to Tenant or otherwise, may subsequently be re-allocated by Landlord as it may determine in its sole discretion, and any such allocation and re-allocation from time to time shall be final and binding on Tenant unless and to the extent subsequently re-allocated by Landlord.

53

16.29	Counterparts and Electronic Copies

This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Lease by facsimile transmission or by electronic mail or portal (including any electronic signature covered by applicable provincial or territorial law, e.g. www.docusign.com) or other electronic transmission method shall be equally as effective as delivery of an original executed counterpart of this Lease.

16.30	Tenant Responsible

The Tenant is responsible for persons it is responsible for at law, such persons including its employees, agents, contractors, trades, suppliers, subtenants, assignees, or any of the foregoing’s employees, agents, or contractors, and anyone else attending on the Premises. Wherever the Tenant is prohibited from doing any act, the Tenant shall ensure the persons it is responsible for also do not act, as though such person were named as the Tenant. The Tenant is legally responsible for all persons attending upon the Premises (including trespassers). The Tenant shall be liable for any Damages caused by a person for whom the Tenant is legally or otherwise responsible.

16.31	Indemnifier

The Indemnifier hereby agrees to execute the Landlord’s indemnity agreement attached hereto as Schedule C. The Tenant acknowledges that it shall not be entitled to take possession of the Premises until the Indemnifier executes and delivers the indemnity agreement in form satisfactory to Landlord.

ARTICLE 17

 NOTICES

17.1	Notices

Any notice to be given by either party hereto to the other pursuant to this Lease shall be in writing and delivered by hand or sent by prepaid registered mail or sent by telex or other electronic communication which results in a written or printed notice being given, addressed to the respective address of the Landlord or the Tenant and Indemnifier set forth in Section 1.1(a)(ii) or 1.1(b)(ii). Any notice delivered by hand shall be deemed to be received when left during normal office hours at the addresses set forth above, and any notice sent by prepaid registered mail shall be deemed to have been received when actually received. Any notice sent by telex or other electronic communication shall be deemed to be given on the date of such transmission if received. Either party shall be entitled to change its address for notice to an address elsewhere in Canada by notice in writing to the other.

54

ARTICLE 18

 OPTION TO EXTEND

Provided that the Required Conditions have been satisfied and the Tenant gives the Landlord not less than twelve (12) months’ and not more than eighteen (18) months’ Notice prior to the expiration of the initial Term of the exercise of this option, then the Tenant shall have the option to extend the initial Term in respect of the whole of the Premises for two (2) additional extension terms of five (5) years each (each an “Extension Term”) which will on the same terms and conditions as set out in the Lease (with no option to extend except as provided herein), save for the Basic Rent, which shall be the then market rate for similar premises and similar comprehensive equipment put to similar use (being the production of cannabis) and with similar availability of permits. Notwithstanding the foregoing, Basic Rent in an Extension Term will not be less than Basic Rent in the year of the Term (as extended, if applicable) immediately prior to the relevant Extension Term, and if less will be deemed to be such amount. In the event the parties are unable to agree on the same prior to the commencement of the Extension Term, the Tenant will pay Basic Rent at 150% of the previous rate and adjust on determination. In the event the parties fail to agree upon the Basic Rent payable by the Tenant for the relevant Extension Term, then such Basic Rent shall be determined by arbitration by a single arbitrator appointed by the parties pursuant to the provisions of the Arbitration Act (Alberta) applying the criteria set out above (including the requirement that the annual Minimum Rent payable by the Tenant not be less than the Basic Rent payable by the Tenant in the year prior to the commencement of the relevant Extension Term. If the parties cannot agree on a single arbitrator, then, upon the application by either party, a justice of the Court of Queen’s Bench shall appoint an arbitrator whose sole determination shall be final. The arbitrator shall be a disinterested person of recognized competence in the commercial real estate business. The parties shall each pay one-half of the costs and expenses of the arbitration unless the arbitrator otherwise determines.

ARTICLE 19

 INDEMNITY AGREEMENT

To induce the Landlord to enter into this Agreement, the Indemnifier hereby agrees to enter into the Indemnity Agreement attached as Schedule C and upon signing this Lease shall be deemed to have done so without any further act.

20.1	Option to Purchase

ARTICLE 20

RIGHT OF FIRST OPPORTUNITY

Provided that the Required Conditions have been satisfied, the Landlord hereby grants and conveys to the Tenant a one-time only right of first opportunity (the “Right of First Opportunity”) to purchase the Lands, in the event that the Landlord intends to sell the Lands during the Term of this Lease. Tenant may only exercise its Right of First Opportunity in accordance with the terms of this provision and only with respect to the whole of the Lands as offered by Landlord for purchase by Tenant. If at any time during the Term the Landlord intends to list the Lands for sale in the hopes of selling the same to an arms- length third-party for value, or in the event that the Landlord receives any unsolicited third party offer to purchase the lands (or any portion thereof) that the Landlord intends to accept. Landlord shall provide Tenant with written notification that the Lands are available for sale, and the then-current market terms upon which Landlord is willing to sell the Lands to Tenant (the “Sale Notice”). Tenant shall have ten (10) business days following receipt of the Sale Notice in which to respond to Landlord (the “Sale Notice Period”). If Tenant provides Landlord with written notice of its intent to purchase the Lands at Landlord’s terms within the Sale Notice Period, Landlord and Tenant shall promptly enter into an agreement on Landlord’s form incorporating such terms and on the same monetary terms and conditions as are set forth in the Sale Notice, with closing of such sale to be not later than 90 days following the date of the Sale Notice, and such agreement to be unconditional by Tenant with the Lands sold on an “as is, where is” basis. If Tenant fails to provide Landlord written notice of its intent to purchase the Lands within the Sale Notice Period, then Tenant's Right of First Opportunity shall expire and be null and void, and Landlord shall be free to sell the Lands (or any portion thereof) to any third parties. In the event that the Landlord receives any unsolicited third- party offer to purchase the Lands (or any portion thereof) that Landlord intends to accept, then the Tenant’s Right of First Opportunity shall, upon closing of such sale, be null and void.

[THIS SECTION INTENTIONALLY LEFT BLANK]

 [SIGNATURE PAGES FOLLOW]

55

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the day and year first above written.

FORMOSA MOUNTAIN LTD.

By:
Elliot Zemel, Authorized Signer

2323414 ALBERTA LTD.

By:
Constantine Nkafu, Authorized Signer

CANNAPHARMARX INC.

By:
Constantine Nkafu, Authorized Signer

56

SCHEDULE A

PLAN

57

SCHEDULE B

EQUIPMENT

[ATTACHED]

58

SCHEDULE C

INDEMNITY AGREEMENT

THIS INDEMNITY is dated as of                                , 2025, and is made between:

FORMOSA MOUNTAIN LTD.

("Landlord")

-and-

CANNAPHARMARX INC.

(“Indemnifier”)

In consideration of the Landlord entering into the lease with the 2323414 Alberta Ltd. Tenant (such lease the "Lease" and such tenant, the “Tenant”), $10.00, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by the Indemnifier, the Indemnifier hereby represents and warrants to and covenants and agrees with the Landlord that:

(a)	Terms inferring either gender or number used herein shall be read respectively to include all genders and both the singular and plural as the case reasonably permits;

(b)	The Lease is valid and binding upon the Indemnifier and enforceable against it in accordance with its terms as though the Indemnifier was the Tenant thereunder;

(c)	The Indemnifier acknowledges receipt of a copy of the Lease and all Schedules, including this Indemnity Agreement, attached thereto;

(d)	If at any time during the term of the Lease (including all renewals and extensions thereof), Tenant for any reason fails to:

(i)	make any payment, whether to Landlord or otherwise; or

(ii)

perform, observe or keep each and every of Tenant's covenants and conditions, when and as required by the Lease, then in each such event, and so often as the same occurs, the Indemnifier will jointly and severally with Tenant and any other indemnifiers have the obligation to promptly make such payment or perform, observe or keep each and every covenant and condition wherein Tenant has failed, and will hold harmless Landlord on demand from time to time to the extent that Landlord will receive an amount equal to the rents and monies to be paid to Landlord pursuant to the Lease had the Lease continued without default by Tenant;

59

(e)

The Indemnifier shall be bound, as principal obligor, to perform all of the obligations contained in the Lease (other than those of the Landlord) to the same extent and with the same effect as if the Indemnifier were named in the Lease as the sole Tenant and irrespective of:

(i)	the unenforceability of the Lease as against the Tenant;

(ii)	the termination or disclaimer of any obligations of the Tenant under the Lease by operation of law or otherwise; and/or

(iii)	the bankruptcy, insolvency, dissolution or other liquidation of the Tenant including any surrender, repudiation or disclaimer of the Lease by the Tenant or a trustee in bankruptcy of the Tenant;

(f)

The obligations of the Indemnifier under the Lease and this Indemnity Agreement are absolute and unconditional and shall be in no way be released, discharged, or reduced, and the rights of the Landlord under the Lease and this Indemnity Agreement shall be in no way prejudiced or impaired, by any neglect, delay, or forbearance of the Landlord in demanding, requiring, or enforcing performance by the Tenant or any other obligated person of any of its obligations under the Lease, or by the Indemnifier of any of its obligations under this Indemnity Agreement or the Lease, or by granting any extensions of time for performance, or by waiving any performance (except as to the particular performance which has been waived), or by permitting or consenting to any assignment or by the bankruptcy, receivership, insolvency, or any other creditor's proceedings of or against the Tenant, or by the winding up or dissolution of the Tenant, or any other event or occurrence which would have the effect at law of terminating the existence of obligations of the Tenant prior to the termination of the Lease or by any agreements or other dealings between the Landlord and the Tenant having the effect of amending or altering the Lease or the obligations of the Tenant hereunder or by any want of notice by the Landlord to the Indemnifier of any default of the Tenant or by any other matter, thing, act or omission of the Landlord whatsoever;

(g)	For greater certainty, the Indemnifier will not be released from this Indemnity Agreement by reason of:

(i)	The Landlord's failure to notify Indemnifier of any default by Tenant;

(ii)	Any amendment, variation, extension, or renewal of the Lease agreed to by Landlord and Tenant, whether with or without the knowledge of Indemnifier;

(iii)	Any assignment or termination of the Lease or any sub-letting or abandonment by Tenant of all or part of the Premises;

(iv)	Any distress, re-entry or dispossession by Landlord or any action taken by Landlord under this Indemnity Agreement; and/or

(v)	Any other security of which Landlord may now or hereafter possess or obtain with respect to the Lease, or the surrender or release by Landlord of any portion thereof;

(h)

The Indemnifier also hereby acknowledges and agrees that the Landlord may apply any security deposit, deposit, prepaid rent, or other amount or other credit in favor of the Tenant as the Landlord determines in its sole discretion. The Indemnifier further acknowledges that the Landlord shall not be obligated to apply any such deposit or credit to cure any default or offset any damages incurred by the Landlord under the Lease before bringing any actions or pursuing any remedy available to the Landlord through the Indemnifier. The Indemnifier's obligations and liability shall not be affected in any manner whatsoever by the Landlord's application or non-application, as the case may be, of any such deposit or credit under the Lease;

60

(i)

Without limiting any other provisions hereof, Indemnifier will pay to Landlord all expenses incurred and recoverable by Landlord pursuant to the terms of the Lease in connection with any action taken by Landlord under the Lease or this Indemnity Agreement, which will be deemed to be a loss by Landlord resulting from a default by Tenant under the Lease, (including legal fees on a solicitor and his own client basis);

(j)

The Landlord is not bound to commence, proceed with or exhaust its recourse against Tenant or any other indemnifier before requiring Indemnifier to perform any obligation of Indemnifier under this Indemnity Agreement;

(k)

For greater certainty, the obligations of the Indemnifier under the Lease and this Indemnity Agreement extend not only to the Term and to any overholding by the Tenant thereafter but also to any renewal or extension of the Term whether or not resulting from the exercise by the Tenant of any right contained in the Lease;

(l)

This Indemnity Agreement shall apply to and bind the successorsfd5 and assigns of the Indemnifier (as applicable), and the benefit of the Indemnifier's obligations under the Lease may be assigned by the Landlord and will benefit and be enforceable by the successors and assigns of the Landlord. If there is more than one person comprising Indemnifier, their covenants and obligations hereunder are joint and several;

(m)

In the event of either the termination of the Lease or repudiation or a disclaimer of the Lease pursuant to any statute or proceedings (including but not limited to any bankruptcy, receivership, liquidation or insolvency of Tenant, any act by any trustee in bankruptcy, receiver or liquidator, including, without limiting the generality of the foregoing, any disclaimer of the Lease by a trustee in bankruptcy, any termination or repudiation of the Lease pursuant to any bankruptcy or any insolvency legislation), then in either case at the sole option of the Landlord, which option is exercisable by notice to the Indemnifier at any time within six (6) months of such termination, repudiation or disclaimer, as the case may be, the Indemnifier agrees to upon the Landlord's request execute and deliver a new lease of the Premises between the Landlord, as lessor, and the Indemnifier, as lessee, for a term equal to the portion of the Term remaining unexpired at the time of such termination, repudiation or disclaimer. Such lease shall be on the same terms and conditions as are contained in this Lease as relate to future obligations of the Landlord and Tenant after the date of termination, repudiation, or disclaimer and also so as to require the lessee to assume responsibility for past and existing obligations and defaults by the Tenant under the former Lease. There will be no provision providing for a free rent period or other inducement will be applicable to the new lease and such new lease will not release the Indemnifier of its existing liabilities under the Lease or otherwise be a novation or derogation with respect to either this Indemnity Agreement or the Lease;

(n)	The entering into of this Indemnity Agreement is not a novation or derogation of the Lease or any other agreement related thereto;

(o)

All amounts under this Indemnity Agreement (including damages) not paid when due will bear interest at 12% per annum until such amount is paid to the Landlord both before and after termination of this Indemnity Agreement. The Indemnifier acknowledges that it is aware of the provisions of the Judgment Interest Act (Alberta), which specifies the accrual of interest on damages after breach and hereby waives the benefit of such provisions or any similar or replacement legislation and agrees to pay interest in accordance with the terms of this Indemnity Agreement, both before and after default. This Section shall survive termination of the Indemnity Agreement;

(p)

In the event the Lease is terminated, repudiated, or disclaimed, this Indemnity Agreement will continue as a separate agreement between the Landlord and each Indemnifier, and the Lease will be deemed to be appended to this Indemnity Agreement;

61

(q)	The terms of the Lease are hereby incorporated into this Indemnity Agreement, and the clauses of the Lease apply to this Indemnity Agreement, although a separate agreement;

(r)	Indemnifier will be released from this Indemnity Agreement only upon termination of the Lease by effluxion of time or if pursuant to the surrender of this Indemnity Agreement as accepted by Landlord;

(s)

This Indemnity Agreement will remain in full force and effect, notwithstanding any change of name, amalgamation, merger or change of status of the Landlord, the Tenant, any other indemnifier or any other person, notwithstanding any judicial acts or events by which the Landlord is replaced by any other entity as a party to the Lease or by which any party other than the Tenant becomes the debtor of any obligations pursuant to the present Lease;

(t)

This Indemnity Agreement will be governed by the laws of Alberta, and Indemnifier hereby submits to the jurisdiction of the courts thereof in any action or proceeding whatever by Landlord to enforce its right hereunder. The language of any proceeding shall be English;

(u)

The Landlord and Indemnifier each covenant, represent, and warrant (as applicable) that: (a) it has the power, capacity, and authority to enter into this Indemnity Agreement; (b) it has the power, capacity, and authority to perform all its obligations under this Indemnity Agreement; (c) there are no covenants, restrictions, or commitments given by it that would prevent or inhibit it from entering into this Indemnity Agreement or performing its obligation hereunder; (d) it has done all things necessary to lawfully enter into and perform each of its obligations under this Indemnity Agreement; and (e) that the person signing this Indemnity Agreement is duly authorized to do so on its behalf;

(v)	The Indemnifier acknowledges that it is familiar with the Lease and that it fully understands the extent of Tenant's obligations thereunder during the entire Term of the Lease, as same may be renewed;

(w)	All notices or demands required or permitted to be given to Landlord hereunder will be in writing and will be deemed duly served when delivered personally to Landlord in accordance with the Lease;

(x)

All notices or demands required or permitted to be given to Indemnifier hereunder will be in writing and will be deemed duly served when deposited in the mail, postage prepaid, certified or registered, return receipt requested, addressed to Indemnifier at the address of Indemnifier being:

TBD.

The Landlord’s address for notice is that under the Lease. Either party will have the right to designate in writing by notice served as above, a different address to which notice is to be mailed;

(y)

Any condoning, waiving, excusing, or overlooking by the Landlord of any default, breach or non-observance by the Indemnifier at any time or times of or in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of the Landlord's rights hereunder in respect of any subsequent default, breach or non- observance so as to defeat or affect in any way the rights of the Landlord herein in respect of any such default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing;

62

(z)	Notwithstanding any direction to the contrary, the Landlord may apply any payment received by the Landlord towards amounts that are outstanding under this Indemnity Agreement;

(aa)	No payment by the Indemnifier or receipt by the Landlord of a lesser amount than the full amount owed will be other than on account of the amount so owed;

(bb)

No endorsement or statement on any payment or letter accompanying any payment will be deemed an accord or satisfaction, and the Landlord may accept such payment without prejudice to its right to collect the balance of the amount so owed;

(cc)

The acceptance of any payment by the Landlord from the Indemnifier shall not be deemed a waiver of any preceding breach of any obligation under the Lease by the Tenant or of any liability of the Indemnifier hereunder;

(dd)

The acceptance by the Landlord of any amount from any person other than the Tenant or Indemnifier shall not be construed as a recognition of any rights not herein expressly granted as a waiver of any of the Landlord's rights;

(ee)	The Landlord may assign the benefit of this Indemnity Agreement without consent, and the Indemnifier may not assign its obligations under this Indemnity Agreement;

(ff)	Any party may deliver an executed copy of this Indemnity Agreement by fax of other electronic transmission;

(gg)	No change or modification to this Indemnity Agreement is valid unless in writing and signed by both of the parties;

(hh)

Each party shall at any time and from time to time, upon request of the other party do, execute and deliver, or cause to be done, executed or delivered such further acts and documents as may be reasonably required to give effect to this Indemnity Agreement;

(ii)	Any agreement between the Landlord and the Indemnifier, other than the Lease, related to the lease of the Premises or this Indemnity Agreement is hereby nullified;

(jj)

If any provision of this Indemnity Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability attaches only to the provision and everything else in this Indemnity Agreement continues in full force and effect;

(kk)	This Indemnity Agreement may be executed and delivered in any number of counter parts each of which will be an original;

(ll)	Time is of the essence with respect to this Indemnity Agreement;

(mm)

The Indemnifier acknowledges that he/she has been advised that he/she should obtain independent legal advice as to the terms of the Lease and this Indemnity Agreement and carefully read both of the same.

***********

63

IN WITNESS WHEREOF each person comprising Indemnifier has duly signed and delivered this Indemnity Agreement.

CANNAPHARMARX INC.

By:
Constantine Nkafu, Authorized Signer

FORMOSA MOUNTAIN LTD.

By:
Elliot Zemel, Authorized Signer

64

Draft Version

PROMISSORY NOTE

Effective Date: January 1, 2025

FOR VALUE RECEIVED, 2323414 Alberta Ltd., a Canadian company (“Borrower”) and Cannapharmarx, Inc., a Delaware corporation (“Guarantor”), promises to pay to the order of Formosa Mountain Ltd., a Canadian company (“Lender”), at such place as may be designated by the holder hereof, in lawful money of the United States of America or other property of determinable value acceptable to Lender at the time of such payment, the principal sum of One Million Nine Hundred Thirty Thousand and 00/100 Dollars ($1,930,000.00) US Dollars (“USD”), with interest thereon as follows:

(i)

The Borrower leases certain property (the “Property”) from the Lender pursuant to that certain Lease between the parties dated January 1, 2022 (the “Lease”). Due to a misunderstanding by the Borrower, the Borrower has been accruing amounts owed to the Lender under the Lease in Canadian Dollars, whereas the Lease is to be paid in USD. To rectify this misunderstanding, the parties are entering into this Note to account for the excess due but unpaid amounts under the Lease reflecting the currency differences. The Guarantor is also guaranteeing repayment of this Note.

(ii)

Commencing on the date hereof, interest shall accrue on a daily basis on the outstanding principal balance at a rate of five percent (5%) per annum (the “Interest Rate”), shall be compounded annually, and shall be due and payable as set forth below.

(iii)

The entire principal balance, together with all interest accrued and unpaid thereon and all other sums due under this Note, shall be paid quarterly over a three (3) year period. Notwithstanding the foregoing, the Borrower shall pay (or the Guarantor shall pay on Borrower’s behalf), (i) twenty-five percent (25%) of any capital raised by the Borrower and/or Guarantor and (ii) fifty percent (50%) of all profits of the Borrower and/or Guarantor until the principal amount and any interest accrued thereon has been paid in full to Lender. Payments under subsection (i) and (ii) shall be made to Landlord within sixty (60) days of receipt.

(iv)	Borrower may, at its option, prepay all or any part of the principal from time to time without premium, penalty or prior notice.

(v)	All payments shall be credited first to accrued interest and the balance to principal.

The occurrence of any one of the following events shall constitute a default by Borrower (“Event of Default”) under this Note: (a) if Borrower fails to pay any of the principal or interest due pursuant to this Note as the same becomes due and payable; (b) if Borrower fails to perform, keep or observe any term or provision contained in this Note which is required to be performed, kept or observed by Borrower; (c) if any of Borrower’s assets are attached, seized, subjected to a writ of distress warrant, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; (d) if a petition under any chapter of title 11 of the United States Code is filed by Borrower, if any similar case or proceeding is filed by Borrower under any applicable state insolvency laws, or if Borrower shall make an assignment for the benefit of creditors; or (e) if a petition under any chapter of title 11 of the United States Code is filed against Borrower and shall remain undismissed for more than sixty (60) days or if any similar case or proceeding is filed against Borrower by its creditors under any applicable state insolvency laws and shall remain undismissed for more than sixty (60) days.

Promissory note	Page 1

Draft Version

Upon an Event of Default, any sums remaining unpaid hereunder shall bear interest at the “Default Interest Rate” until this Note is paid in full. The “Default Interest Rate” shall mean the Interest Rate plus five percent (5%) per annum. Upon or after an Event of Default, Lender shall have the option, without demand or notice, to foreclose, execute and/or levy upon the liens or security interests securing the payment of the Note, and to exercise any and all other rights and remedies available at law or in equity, including without limitation all rights and remedies available at the time to a secured creditor under the Uniform Commercial Code. The remedies of Lender, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.

No act, omission, or other failure on the part of Lender or any holder of this Note to exercise any right, remedy or recourse hereunder with respect to Borrower, whether before or after the occurrence of an Event of Default, shall constitute waiver or release of any such right, remedy, recourse, Event of Default or of any other Event of Default by such holder or on behalf of any other holder; such waiver or release to be effected only through a written document executed by Lender or such holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event. No failure to accelerate the debt of Borrower evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right any holder of this Note may have, whether by the laws of the jurisdiction governing this Note, by agreement or otherwise, and Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

If at any time on or after an Event of Default Lender: (a) employs counsel for advice or other representation to enforce any rights of Lender against Borrower and/or (b) attempts to or enforces any of Lender’s rights or remedies under this Note, the reasonable costs and expenses incurred by Lender in any manner or way with respect to the foregoing shall be paid by Borrower, and until so paid shall be added to the unpaid principal balance hereunder and subject to all the terms of this Note.

Borrower may assign its obligations hereunder only with the express written consent of Lender and the assignee’s express written assumption of all of Borrower’s obligations hereunder.

Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

Promissory note	Page 2

Draft Version

If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

This Note shall be governed and controlled by the laws of the state of Delaware as to interpretation, enforcement, validity, construction, effect, and in all other respects, but without giving effect to its conflict of laws rules.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

Promissory note	Page 3

Draft Version

IN WITNESS WHEREOF, the undersigned have duly executed this Promissory note effective the time and day first stated above.

BORROWER

2323414 ALBERTA LTD.

By:
Constantine Nkafu, Authorized Signer

GUARANTOR

CANNAPHARMARX, INC.

By:
Constantine Nkafu, Authorized Signer

Promissory note	Signature Page

Audit trail

Title	Revised Lease and Note Separated

File name	A_R_Formosa_-_Alberta_Lease_-_v06.docx and 1 other

Document ID	2e6f01ffc4807ca3db1a3f5863cdecab407237d2

Audit trail date format	MM / DD / YYYY

Status	Signed

Document History

05 / 07 / 2025	Sent for signature to Constantine Nkafu (cnkafu@cannapharmarx.com) from ez@himelcapital.com
21:44:49 UTC	IP: 131.239.138.134

05 / 07 / 2025	Viewed by Constantine Nkafu (cnkafu@cannapharmarx.com)
21:45:11 UTC	IP: 209.89.20.138

05 / 07 / 2025	Signed by Constantine Nkafu (cnkafu@cannapharmarx.com)
21:47:50 UTC	IP: 209.89.20.138

05 / 07 / 2025	The document has been completed.
21:47:50 UTC